Exhibit 10.29

AMENDMENT NUMBER FIVE TO SECOND

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NUMBER FIVE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 1, 2019, is entered into by and between JMP HOLDING LLC, formerly known as JMP Group LLC, a Delaware limited liability company (“Borrower”), the lenders from time to time party to the below-defined Credit Agreement (together with their respective successors and assigns, each a “Lender” and collectively, the “Lenders”) and CITY NATIONAL BANK, a national banking association (“CNB”), as the administrative agent for the Lenders, (in such capacity, together with its successors and assigns in such capacity, the “Agent”) , and in light of the following:

W I T N E S S E T H

WHEREAS, Borrower, Agent and the Lenders are party to that certain Second Amended and Restated Credit Agreement, dated as of April 30, 2014 (as amended and in effect immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment, is referred to herein as the “Credit Agreement”);

WHEREAS, Borrower has requested that Agent and the Lenders make certain amendments to the Existing Credit Agreement; and

WHEREAS, upon the terms and conditions set forth herein, Agent and the Lenders are willing to accommodate Borrower’s requests.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

2.	AMENDMENTS TO EXISTING CREDIT AGREEMENT. On the terms and subject to the conditions of this Amendment:

(a)     The Existing Credit Agreement is amended as set forth in Exhibit A (stricken text shall be deleted from the Existing Amended Credit Agreement (indicated textually in the same manner as the following example:  ~~stricken text~~), and double-underlined text shall be added to the Existing Credit Agreement (indicated textually in the same manner as the following example: double-underlined text or double-underlined text)).

(b)     Exhibit C-1 of the Existing Credit Agreement is hereby amended and restated in its entirety with Exhibit C-1 attached hereto.

1

3.     REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Agent and the Lenders as follows:

a.     Borrower has the requisite power and authority to execute and deliver this Amendment and the authority to perform its obligations hereunder and under the Loan Documents to which it is a party. The execution, delivery, and performance of this Amendment and the performance by Borrower of each Loan Document to which it is a party (i) have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions; and (ii) are not in contravention of (A) any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court or governmental authority binding on it, (B) the terms of its organizational documents, or (C) any provision of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected;

b.     This Amendment has been duly executed and delivered by Borrower. This Amendment will, upon its effectiveness in accordance with the terms hereof, and each Loan Document to which Borrower is a party is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect except as such validity and enforceability is limited by the laws of insolvency and bankruptcy, laws affecting creditors’ rights and principles of equity applicable hereto;

c.     No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against Borrower;

d.     Borrower does not have any actual or potential claim or cause of action against Agent or any Lender for any actions or events occurring on or before the date hereof, and Borrower hereby waives and releases any right to assert same;

e.     No Default or Event of Default has occurred and is continuing on the date hereof or as of the date of the effectiveness of this Amendment after giving effect to this Amendment and the Disclosure Statement Update (as defined below); and

f.     The representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except to the extent qualified by materiality, then such representations and warranties are true and correct in all respects) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date) after giving effect to this Amendment and the Disclosure Statement Update.

2

4.     COLLATERAL EXCLUSION. Agent hereby agrees that, notwithstanding anything to the contrary in the Loan Documents, the Collateral shall not include, and Agent hereby releases from the Lien created by any of the Loan Documents, any CLO Preference Shares solely to the extent that (a) the applicable subscription agreement for such CLO Preference Shares prohibits the applicable Loan Party from granting a Lien on such CLO Preference Shares in favor of Agent to secure the Obligations (or the obligations of such Loan Party arising under the Guaranty executed by such Loan Party) and (b) such prohibition is not rendered unenforceable by Section 9-406 or 9-408 of the Uniform Commercial Code as in effect in any applicable jurisdiction or by any other applicable law.

5.     CONDITIONS PRECEDENT TO THIS AMENDMENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

a.     Agent shall have received this Amendment, duly executed by Borrower, and the same shall be in full force and effect;

b.     Agent shall have received an updated Disclosure Statement prepared by Borrower and dated as of the date hereof (the “Disclosure Statement Update”)

c.     Agent shall have received a reaffirmation and consent (the “Reaffirmation and Consent”) substantially in the form attached hereto as Exhibit B, duly executed and delivered by each Person that is listed on the signature pages thereof;

d.     The representations and warranties in the Credit Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date) after giving effect to this Amendment and the Disclosure Statement Update;

e.     No Default or Event of Default shall have occurred and be continuing as of the date of the effectiveness of this Amendment after giving effect to this Amendment and the Disclosure Statement Update;

f.     No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower;

g.     Agent shall have received the following documents, duly executed and delivered by such parties, and each in form and substance satisfactory to Agent:

(i)      an Officer’s Certificate from the secretary of the Borrower, dated as of the date hereof, (a) attesting to the resolutions of such party’s board of directors (or other similar body) authorizing its execution, delivery, and performance of this Agreement, (b) authorizing officers of such party to execute the same, (c) attesting to the incumbency and signatures of such specific officers of such party and (d) attesting to copies of such party’s Governing Documents, as amended, modified or supplemented to the date thereof; and

3

(ii)     resolutions of each Loan Party’s board of directors (or other similar body) authorizing its execution, delivery, and performance of the Reaffirmation and Consent;

h.     All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent.

i.     Agent shall have received in immediately available funds the Amendment Fee (as defined below).

6.     AMENDMENT FEE. Borrower shall pay to Agent for the ratable benefit of the Lenders an amendment fee (the “Amendment Fee”) equal to $62,500, which Amendment Fee is fully-earned on the date hereof and is non-refundable when paid.

7.     AGREEMENTS.  This Amendment has been entered into without force or duress, of the free will of Borrower, and the decision of Borrower to enter into this Amendment is a fully informed decision and Borrower is aware of all legal and other ramifications of each decision.  It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

8.     Payment of Costs and Fees. Borrower shall reimburse Agent on demand for all of its actual out-of-pocket costs, expenses, fees and charges in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto (which costs may include the reasonable fees and expenses of any attorneys retained by Agent).

9.     CONSTRUCTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

10.     ENTIRE AMENDMENT. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

11.     COUNTERPARTS; ELECTRONIC EXECUTION. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

4

12.     Effect on Loan Documents.

a.     The Existing Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. The execution, delivery and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. The amendments set forth herein are limited to the specifics hereof, and, except as expressly set forth herein, shall neither excuse any future non-compliance with the Credit Agreement, nor operate as a waiver of any Unmatured Event of Default or Event of Default.

b.     Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

c.     To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

d.     This Amendment is a Loan Document.

e.     Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

13.     Reaffirmation of Obligations. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents to which it is a party effective as of the date hereof and as amended hereby. Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests in the Collateral heretofore granted, pursuant to and in connection with any Loan Document to Agent as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such liens and security interests, and all Collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof, in each case except as otherwise expressly provided in the Loan Documents.

14.     Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

BORROWER:	JMP HOLDING LLC, formerly known as JMP Group LLC, a Delaware limited liability company By: /s/ Raymond Jackson Name: Raymond Jackson Title: Chief Financial Officer

[Signature Page To Amendment Number FIVE TO

second amended and restated Credit Agreement]

AGENT AND LENDER:	CITY NATIONAL BANK, a national banking association, as Agent and as a Lender By: /s/ Eric Lo Name: Eric Lo Title: Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NUMBER FIVE TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

EXHIBIT A

(attached)

Conformed through Amendment Number ~~Four~~Five, dated as of ~~August 6, 2016~~July 1, 2019

════════════════════════════════════════════════════

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of April 30, 2014

by and among

JMP GROUP LLC,

as Borrower,

THE LENDERS THAT ARE SIGNATORIES HERETO

as the Lenders,

and

CITY NATIONAL BANK,

as Administrative Agent and Lead Arranger

════════════════════════════════════════════════════

Page

ARTICLE I	DEFINITIONS AND CONSTRUCTION	1
1.1	Definitions	1
1.2	Construction	24
ARTICLE II	AMOUNT AND TERMS OF LOANS	24
2.1	Revolving Credit Facility	24
2.2	Rate Designation	25
2.3	Interest Rates; Payment of Principal and Interest	26
2.4	Default Rate	28
2.5	Computation of Interest and Fees Maximum Interest Rate	28
2.6	Request for Borrowing	28
2.7	Conversion or Continuation	31
2.8	Mandatory Repayment	32
2.9	Voluntary Prepayments	33
2.10	[Intentionally Omitted]	33
2.11	Fees	33
2.12	Maintenance of Loan Account; Statements of Obligations	33
2.13	Increased Costs	34
2.14	Suspension of LIBOR Rate Loans	34
2.15	Funding Sources	34
2.16	Place of Borrowings	34
2.17	Survivability	34
2.18	Letters of Credit	35
2.19	Accordion	38
ARTICLE III	CONDITIONS TO LOANS	40
3.1	Conditions Precedent to Effectiveness	40
3.2	Conditions Precedent to All Extensions of Credit	41
ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF BORROWER	42
4.1	Due Organization	42
4.2	Interests in Borrower and its Subsidiaries	42
4.3	Requisite Power and Authorization	42
4.4	Binding Agreements	43
4.5	Other Agreements	43
4.6	Litigation: Adverse Facts	43
4.7	Government Consents	43

-i-

(continued)

Page

4.8	Title to Assets; Liens	44
4.9	Payment of Taxes	44
4.10	Governmental Regulation	44
4.11	Disclosure	45
4.12	Debt	45
4.13	Existing Defaults	45
4.14	No Default	45
4.15	Immaterial Subsidiaries	45
4.16	Excluded Subsidiaries	45
4.17	Patriot Act	46
4.18	OFAC	46
ARTICLE V	AFFIRMATIVE COVENANTS OF BORROWER	46
5.1	Accounting Records and Inspection	46
5.2	Financial Statements and Other Information	46
5.3	Existence	48
5.4	Payment of Taxes and Claims	48
5.5	Compliance with Laws	49
5.6	Further Assurances	49
5.7	Formation of Subsidiaries	49
ARTICLE VI	NEGATIVE COVENANTS OF BORROWER	50
6.1	Debt	50
6.2	Liens	50
6.3	Investments	50
6.4	[Intentionally Omitted]	52
6.5	Dividends	52
6.6	Restriction on Fundamental Changes	52
6.7	Sale of Assets	53
6.8	Transactions with Shareholders and Affiliates	54
6.9	Conduct of Business	54
6.10	Amendments or Waivers of Certain Documents; Actions Requiring the Consent of Agent	54
6.11	Use of Proceeds	54
6.12	Misrepresentations	55
6.13	Margin Regulation	55

-ii-

(continued)

Page

6.14	Financial Covenants	55
ARTICLE VII	EVENTS OF DEFAULT AND REMEDIES	55
7.1	Events of Default	55
7.2	Remedies	58
ARTICLE VIII	EXPENSES AND INDEMNITIES	58
8.1	Expenses	58
8.2	Indemnity	58
ARTICLE IX	ASSIGNMENT AND PARTICIPATIONS	59
9.1	Assignments and Participations	59
9.2	Successors	61
ARTICLE X	AGENT: THE LENDER GROUP	62
10.1	Appointment and Authorization of Agent	62
10.2	Delegation of Duties	62
10.3	Liability of Agent	62
10.4	Reliance by Agent	63
10.5	Notice of Unmatured Event of Default or Event of Default	63
10.6	Credit Decision	63
10.7	Costs and Expenses; Indemnification	64
10.8	Agent in Individual Capacity	64
10.9	Successor Agent	65
10.10	Lender in Individual Capacity	65
10.11	Withholding Taxes	65
10.12	Collateral Matters	67
10.13	Restrictions on Actions by Lenders; Sharing of Payments	68
10.14	Agency for Perfection	68
10.15	Payments by Agent to the Lenders	68
10.16	Concerning the Collateral and Related Loan Documents	68
10.17	Field Examinations and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information	69
10.18	Several Obligations; No Liability	70
10.19	Legal Representation of Agent	70
10.20	Prohibited Event	70
ARTICLE XI	MISCELLANEOUS	70
11.1	No Waivers, Remedies	70

-iii-

(continued)

Page

11.2	Waivers and Amendments	71
11.3	Notices	72
11.4	Successors and Assigns	72
11.5	Headings	72
11.6	Execution in Counterparts; Effectiveness	72
11.7	GOVERNING LAW	73
11.8	JURISDICTION AND VENUE	73
11.9	WAIVER OF TRIAL BY JURY	73
11.10	Independence of Covenants	74
11.11	Confidentiality	74
11.12	Revival and Reinstatement of Obligations	74
11.13	Complete Agreement	74
11.14	USA PATRIOT Act	75
11.15	No Novation	75

-iv-

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 30, 2014, is entered into by and among JMP GROUP LLC, a Delaware limited liability company (“Borrower”), the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and CITY NATIONAL BANK, a national banking association (“CNB”), as administrative agent for the Lenders and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”) and as lead arranger.

W I T N E S S E T H

WHEREAS, CNB and Borrower are parties to that certain Amended and Restated Credit Agreement, dated as of October 11, 2012 (as amended, supplemented, or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, CNB and Borrower desire to amend and restate the Existing Credit Agreement in its entirety subject to the terms and conditions set forth herein, it being understood that no repayment of the obligations under the Existing Credit Agreement is being effected hereby, but merely an amendment and restatement in accordance with the terms hereof;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and restate the Existing Credit Agreement in its entirety as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

1.1     Definitions. For purposes of this Agreement (as defined below), the following initially capitalized terms shall have the following meanings:

“Acquisition” means (a) any Stock Acquisition, or (b) any Asset Acquisition.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1.

“Agent’s Liens” means the Liens granted by ~~Borrower~~any Loan Party or ~~its Subsidiaries~~Ultimate Parent to Agent under this Agreement or the other Loan Documents.

“Agreement” means this Credit Agreement among Borrower, Lenders, and Agent, together with all exhibits and schedules hereto, including the Disclosure Statement.

~~“Amended and Restated Guaranty” means that certain Amended and Restated General Continuing Guaranty, dated as of even date herewith, executed and delivered by Harvest in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in respect of the obligations of Borrower owing to the Lender Group and the Bank Product Providers under this Agreement and the other Loan Documents.~~

“Asset” means any interest of a Person in any kind of property or asset, whether real, personal, or mixed real and personal, or whether tangible or intangible.

“Asset Acquisition” means any purchase or other acquisition by Borrower or a Guarantor of all or ~~a material portion~~substantially all of the assets of any other Person or of a business line of such Person.

“Assignee” has the meaning set forth in Section 9.1(a).

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

“Authorized Person” means any officer or employee of Borrower.

“Availability” means, as of any date of determination, the amount that Borrower is entitled to borrow as Revolving Loans under Section 2.1 of this Agreement (after giving effect to the then outstanding ~~Revolver~~Revolving Credit Facility Usage).

“Available Increase Amount” means, as of any date of determination, an amount equal to the result of (a) $25,000,000 minus (b) the aggregate principal amount of Increases to the Revolving Credit Facility Commitment previously made pursuant to Section 2.19 of this Agreement.

"Bank Product" means any one or more of the following financial products or accommodations extended to ~~Borrower~~Ultimate Parent or any of its Subsidiaries by a Bank Product Provider: (a) Credit Card Services, (b) Cash Management Services, or (c) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by ~~Borrower~~Ultimate Parent or any of its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by ~~Borrower~~Ultimate Parent or any of its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrower or its Subsidiaries are obligated to reimburse to Agent or any Lender as a result of Agent or such Lender purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to ~~Borrower~~Ultimate Parent or any of its Subsidiaries.

"Bank Product Provider" means CNB or any of its Affiliates.

“Bankruptcy Code” means Title 11 of the United States Code, as amended or supplemented from time to time, and any successor statute, and all of the rules and regulations issued or promulgated in connection therewith.

“Base LIBOR Rate” means the ICE Benchmark Administration definition (or any successor or substitute to such definition) of the London InterBank Offered Rates as made available by Bloomberg LP (or such other successor to or substitute for such definition or such service as may be designated by Agent) for the applicable monthly period upon which the Interest Period is based for the LIBOR Rate Loan selected by Borrower and as quoted by Agent, in the case of an initial LIBOR Rate Loan or a conversion of a Base Rate Loan to a LIBOR Rate Loan, on the Business Day Borrower requests a LIBOR Rate Loan or, in the case of a continuation of an existing LIBOR Rate Loan, on the last Business Day of an expiring Interest Period (and, if any such rate is below zero, the Base LIBOR Rate shall be deemed to be zero).

“Base Rate” means the greatest of (a) the Federal Funds Rate plus ½%, (b) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of 1 month and shall be determined on a daily basis), plus 1 percentage point, and (c) the rate most recently announced by Agent at its principal office in Los Angeles, California as its “Prime Rate”.

“Base Rate Borrowing” means any Borrowing designated by Borrower as a Base Rate Borrowing or any Borrowing which, pursuant to Section 2.7(a), is deemed to be converted to a Base Rate Loan.

“Base Rate Loan” means any Loan bearing interest at the Base Rate.

“Borrower” shall have meaning set forth in the introduction to this Agreement.

“Borrowing” means a borrowing under the Revolving Credit Facility consisting of a Revolving Loan made by the Lenders (or Agent on behalf thereof) to Borrower.

“Broker/Dealer Credit Facility” means the credit facility evidenced by the Note Agreement.

“Broker/Dealer Guaranty” means any guaranty executed and delivered by Borrower or any Guarantor in favor of CNB in respect of the obligations of JMP Securities owing to CNB under the Note Agreement; and “Broker/Dealer Guaranties” means all of the foregoing Broker/Dealer Guaranties.

“Business Day” means a day when major commercial banks are open for business in California, other than Saturdays or Sundays.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

“Capitalized Lease Obligations” means the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of Person at such time in respect of such Person’s interest as lessee under a capitalized lease.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody’s Investors Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand deposit accounts maintained with (i) CNB or (ii) any bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $1,000,000,000, and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“Cash Secured Letter of Credit” means any letter of credit to the extent that the account party or applicant’s reimbursement obligations with respect thereto are secured solely by a pledge of cash, Cash Equivalents in an amount equal to at least 100% of the undrawn amount of such letter of credit.

“Change of Control Event” means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the 1934 Act, as then in effect), directly or indirectly, of Securities of ~~JMPG~~Ultimate Parent (or other securities convertible into such Securities) representing 35% or more of the combined voting power of all Securities of ~~JMPG~~Ultimate Parent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of ~~JMPG~~Ultimate Parent; (b) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power, directly or indirectly, to direct or cause the direction of the management or policies of ~~JMPG~~Ultimate Parent, whether through the ownership of voting securities, by contract or otherwise or to exercise control over the Securities of such Person entitled to vote for members of the Board of Directors of ~~JMPG~~Ultimate Parent on a fully-diluted basis (and taking into account of such Securities that such Person or group has the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of such Securities; (c) ~~JMPG~~Ultimate Parent ceases to own, directly or indirectly, and control (i) 100% of the aggregate outstanding Securities of Borrower and each Guarantor (other than the Specified Guarantors) and (ii) 50.1% of the aggregate outstanding Securities of each Specified Guarantor; (d) Borrower ceases to own, directly or indirectly, and control 100% of the aggregate voting power of the outstanding Securities of JMP Securities ~~or any Guarantor~~; or (e) a Change of Executive Event; ~~provided, however, that the acquisition by Ultimate Parent of the Securities of JMPG (or other securities convertible into such Securities) representing 100% of the combined voting power of all Securities of JMPG entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of JMPG shall not constitute a Change of Control Event, so long as, concurrently therewith, each shareholder of JMPG exchanges its shares in JMPG for an equivalent percentage of shares in Ultimate Parent.~~

“Change of Executive Event” means the failure of three or more of Joseph A. Jolson, Carter Mack, Craig Johnson, Mark Lehmann, and ~~Kent Ledbetter~~Thomas Wright to be actively involved on an ongoing basis in the management of ~~Borrower~~Ultimate Parent or any of its Subsidiaries.

“Closing Date” means the first date when all of the conditions precedent set forth in Section 3.1 have been satisfied.

“CLO Entity” means ~~the entity identified as the “CLO Entity” on the Disclosure Statement delivered pursuant to Section 3.1(a) formed for the sole purpose of investing in collateralized loan obligation assets and in other activities incident thereto.~~any CLO Fund Entity or any CLO Warehouse Entity.

“CLO Fund Entity” means an entity formed by Ultimate Parent or any of its Subsidiaries, or by any CLO Warehouse Entity, for the sole purpose of investing in collateralized loan obligation assets and in other activities incident thereto and either (a) in which Ultimate Parent or any of its Subsidiaries holds any Securities or (b) which is managed by Ultimate Parent, any of its Subsidiaries, Medalist Partners LP or any of its Affiliates, or any other Person approved by Agent in its reasonable discretion.

“CLO Notes” means any class of notes, certificates or other evidences of Debt issued by any CLO Entity.

“CLO Preference Shares” means any preference shares issued by a CLO Entity.

“CLO Securities” means any CLO Notes or CLO Preference Shares.

“CLO Warehouse Entity” means an an entity formed by Ultimate Parent or any of its Subsidiaries for the sole purpose of acquiring and holding collateralized loan obligation assets in anticipation of contributing such assets to a CLO Fund Entity and in other activities incident thereto and which is managed by Ultimate Parent, any of its Subsidiaries, Medalist Partners LP or any of its Affiliates, or any other Person approved by Agent in its reasonable discretion. As of the Fifth Amendment Effective Date, JMP Credit Advisors Long-Term Warehouse Ltd., an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands, is a CLO Warehouse Entity.

“CNB” has the meaning set forth in the preamble to this Agreement.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Borrower or any Guarantor upon which a Lien is granted under any of the Loan Documents.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Agent.

“Contingent Obligation” means, as to any Person and without duplication of amounts, any written obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any Debt, noncancellable lease, dividend, reimbursement obligations relating to letters of credit, or any other obligation that pertains to Debt, a noncancellable lease, a dividend, or a reimbursement obligation related to letters of credit (each, a “primary obligation”) of any other Person (“primary obligor”) in any manner, whether directly or indirectly, including any written obligation of such Person, irrespective of whether contingent, (a) to purchase any such primary obligation, (b) to advance or supply funds (whether in the form of a loan, advance, stock purchase, capital contribution, or otherwise) (i) for the purchase, repurchase, or payment of any such primary obligation or any Asset constituting direct or indirect security therefor, or (ii) to maintain working capital or equity capital of the primary obligor, or otherwise to maintain the net worth, solvency, or other financial condition of the primary obligor, or (c) to purchase or make payment for any Asset, securities, services, or noncancellable lease if primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation.

“Contractual Obligation” means, as applied to any Person, any provision of any material indenture, mortgage, deed of trust, contract, undertaking, agreement, or other material instrument to which that Person is a party or by which any of its Assets is subject.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrower, Agent, and the applicable securities intermediary with respect to a Securities Account or bank with respect to a Deposit Account.

“Converted Term Loan” has the meaning set forth in Section 2.3(e).

“Credit Card Services” means any credit card services including (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) credit card processing services, (c) debit cards, or (d) stored value cards.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Debt” means, with respect to any Person, (a) all obligations for such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Person in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of such Person to pay the deferred purchase price of Assets or services, exclusive of trade payables that are due and payable in the ordinary and usual course of such Person’s business, (d) all Capitalized Lease Obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any Asset owned by such Person, irrespective of whether such obligation or liability is assumed, to the extent of the lesser of such obligation or liability or the fair market value of such Asset, and (f) all Contingent Obligations of such Person.

“Debt Service” means as of any measurement date, the result of the product of (a) the aggregate amount of all scheduled payments (but not mandatory prepayments) of principal and interest required to be paid in respect of any and all Total Funded Debt during the immediately preceding fiscal quarter for which financial statements were most recently required to have been delivered pursuant to Section 5.2 of this Agreement (excluding any payments of principal and interest required to be paid on the maturity date of any Total Funded Debt and any payments of principal and interest that are paid with the proceeds of any Refinancing Debt) multiplied by (b) four.

“Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under this Agreement on the date that it is required to do so under this Agreement, (b) notified Borrower, Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under this Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within one Business Day after written request by Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund any amounts required to be funded by it under this Agreement, (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under this Agreement within one Business Day of the date that it is required to do so under this Agreement, unless the subject of a good faith dispute, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent, or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Defaulting Lender Rate” means (a) for the first three days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Revolving Loans that are Base Rate Loans.

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Designated Account” means account number 432-654-168 of Borrower maintained with CNB, or such other deposit account of Borrower (located within the United States) designated, in writing, and from time to time, by Borrower to Agent.

“Disclosure Statement” means that certain statement, executed and delivered by a Responsible Officer of Borrower, that sets forth information regarding or exceptions to the representations, warranties, and covenants made by Borrower herein, as amended as of the Fifth Amendment Effective Date and as further amended from time to time to the extent permitted hereby.

“Distribution” has the meaning ascribed thereto in Section 6.5 hereof.

“Dollars” and “$” mean United States of America dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

“Earn-Out Arrangements” shall mean payments required to be made in connection with a Permitted Acquisition ~~which obligations are subordinated to the Obligations on terms satisfactory to Agent (it being understood that the subordination provisions set forth on Schedule E-1 shall be deemed to be satisfactory to Agent)~~ that are contingent on the performance of the target of such Permitted Acquisition over a period of time following the closing such Permitted Acquisition.

“EBITDA” means, ~~with respect to JMPG and its Subsidiaries~~ for any period, the result of Net Income, minus extraordinary gains, plus extraordinary losses, interest expense, income taxes, depreciation, amortization, general loan loss reserves established upon the establishment of the applicable CLO Entity in accordance with GAAP, other non-cash expenses, and expenses of Permitted Acquisitions not to exceed $1,500,000 per Permitted Acquisition and $2,500,000 in the aggregate during any fiscal year, in each case determined for such period ~~determined~~for Ultimate Parent and its Subsidiaries on a consolidated basis in accordance with GAAP; provided however, that (x) any ~~Net Income~~ EBITDA attributable to ~~the~~ CLO ~~Entity~~Entities or JMP Securities shall only be included for the purposes of calculating EBITDA under this Agreement to the extent of any distributions by the CLO ~~Entity to a Loan Party~~Entities or JMP Securities to a Loan Party and (y) any EBITDA attributable to any Subsidiary that is not a Loan Party shall be excluded for the purposes of calculating EBITDA under this Agreement (other than EBITDA attributable to JMP Securities to the extent permitted to be included for purposes of calculating EBITDA under this Agreement by the preceding clause (x)).

"Eurocurrency Reserve Requirement" means the sum (without duplication) of the rates (expressed as a decimal) of reserves (including, without limitation, any basic, marginal, supplemental, or emergency reserves) that are required to be maintained by banks during the Interest Period under any regulations of the Federal Reserve Board, or any other governmental authority having jurisdiction with respect thereto, applicable to funding based on so-called "Eurocurrency Liabilities", including Regulation D (12 C.F.R. §224).

“Eurodollar Business Day” means any Business Day on which major commercial banks are open for international business (including dealings in Dollar deposits) in New York, New York and London, England.

“Event of Default” shall have the meaning set forth in Article VII of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or supplemented from time to time, and any successor statute, and all of the rules and regulations issued or promulgated in connection therewith.

“Excluded Fund” means any (a) fund or investment company managed, directly or indirectly, by ~~Borrower or~~Ultimate Parent or any of its Subsidiaries or (b) any CLO Entity.

“Excluded Subsidiary” means (a) each Subsidiary of Ultimate Parent identified on the Disclosure Statement ~~and~~, (b) each Subsidiary of Ultimate Parent whose Securities are not, directly or indirectly, wholly owned by Ultimate Parent and (c) each other Person identified on a Compliance Certificate as an Excluded Subsidiary and that is deemed an Excluded Subsidiary in accordance with the provisions of Section 5.7(b).

“Existing CLO Fund Entities” means the CLO Fund Entities set forth in the Disclosure Statement in which Ultimate Parent or its Subsidiaries holds any CLO Securities as of the Fifth Amendment Effective Date.

“Existing Credit Agreement” has the meaning ascribed to such term in the recitals to this Agreement.

“Existing Credit Agreement Closing Date” means August 3, 2006.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” means that certain fee letter between Borrower and Agent, dated as of even date herewith, in form and substance satisfactory to Agent.

~~“Final Payment Date” means the earlier to occur of (a) June 4, 2022; or (b) the date that is 90 days prior to the earliest maturity date set forth in any of the 2013 Notes or the 2014 Notes.~~Fifth Amendment Effective Date” means July 1, 2019, which is the date on which all conditions to effectiveness of the Amendment Number Five to Second Amended and Restated Credit Agreement, dated as of July 1, 2019, among Borrower, the Lenders and Agent have been satisfied.

“Final Payment Date” means the earlier to occur of (x) December 31, 2023 and (y) such earlier date on which the Revolving Loans shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents; provided, however, that the Final Payment Date for the Revolving Loans and the Converted Term Loans shall be the Springing Maturity Date if, as of the last day of the fiscal quarter most recently ended prior to the Springing Maturity Date that is no less than 90 days earlier than the Springing Maturity Date, the Springing Maturity Savings Condition is not satisfied as of such date.

“Final Revolving Commitment Termination Date” means , subject to the provisions of the proviso to Section 2.1(d) hereof, the earlier to occur of (a) ~~June 4, 2019; or~~December 31, 2020; and (b) such earlier date on which the Revolving Loans shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

“FINRA” means the Financial Industry Regulatory Authority.

“Fixed Charge Coverage Ratio” means, ~~with respect to JMPG and its Subsidiaries~~ for the ~~twelve month~~four-quarter period ending on any date, the ratio of (i) the sum of (A) EBITDA for such period minus (B) Capital Expenditures made ~~by JMPG and its Subsidiaries~~in cash (to the extent not already incurred in a prior period) ~~or incurred~~by Ultimate Parent and its Subsidiaries (but excluding any Subsidiary that is not a Loan Party) during such period, to (ii) Fixed Charges for such period; provided however, any amounts attributable to the consolidated CLO ~~Entity~~Entities shall be excluded for the purposes of determining Fixed Charge Coverage Ratio.

“Fixed Charges” means, ~~with respect to JMPG and its Subsidiaries~~ for any period, the sum, without duplication, of (a) Interest Expense during such period, (b) principal payments required to be paid in respect of Debt (other than intercompany debt) of ~~JMPG and its Subsidiaries during such period, (c) an amount equal to the total outstanding balance of the Revolving Loans (as at the last day of such period) divided by 5, and (d~~Ultimate Parent and its Subsidiaries (but excluding any Subsidiary that is not a Loan Party) during such period, after giving effect to the elimination of any scheduled principal payments of the Converted Term Loan resulting from voluntary prepayments of the Converted Term Loan during such period that are applied to such scheduled prepayments in accordance with Section 2.9 hereof and (c) all federal, state, and local income taxes (which, for the avoidance of doubt, shall not be negative) of Ultimate Parent and its Subsidiaries (but excluding any Subsidiary that is not a Loan Party) accrued for such period.

“Focus Reports” means the Financial Operational Combined Uniform Single reports filed with FINRA.

“Foreign Subsidiary” means any Subsidiary of ~~Borrower~~Ultimate Parent that is not organized under the laws of any state of the United States or the District of Columbia.

“Funding Date” means the date on which a Loan occurs.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time; provided that whether a lease constitutes a capitalized lease or an operating lease shall be determined (a) based on GAAP as in effect on the Fifth Amendment Effective Date, notwithstanding any modification or interpretative change thereto after the Fifth Amendment Effective Date and (b) without giving effect to any treatment of leases under Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect).

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation or formation, by-laws or operating agreement, partnership agreement or other organizational or governing documents of such Person.

“Governmental Authority” means any federal, state, local, or other governmental department, commission, board, bureau, agency, central bank, court, tribunal, or other instrumentality, domestic or foreign.

“Guarantors” means ~~(a) Harvest and (b)~~ each ~~other~~ Person who from time to time guarantees the Obligations of Borrower under this Agreement, and “Guarantor” means any one of them.

“Guaranty” means each guaranty, in form and substance satisfactory to Agent, executed and delivered by any Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, pursuant to Section 5.7 or otherwise, and “Guaranties” means all of the foregoing Guaranties.

“Harvest” means Harvest Capital Strategies LLC, a Delaware limited liability company, formerly known as JMP Asset Management LLC.

~~“Harvest Broker/Dealer Guaranty” means that certain General Continuing Guaranty, dated as of even date herewith, executed and delivered by Harvest in favor of CNB in respect of the obligations of JMP Securities owing to CNB under the Note Agreement.~~

“Highest Lawful Rate” means the maximum non-usurious interest rate, as in effect from time to time, that may be charged, contracted for, reserved, received, or collected by Agent in connection with this Agreement, or the other Loan Documents.

“Increase” has the meaning specified therefor in Section 2.19.

“Increase Date” has the meaning specified therefor in Section 2.19.

“Increase Joinder” has the meaning specified therefor in Section 2.19.

“Indemnified Liabilities” shall have the meaning set forth in Section 8.2 of this Agreement.

“Indemnitee” shall have the meaning set forth in Section 8.2 of this Agreement.

“Immaterial Subsidiary” means a Subsidiary of Ultimate Parent having assets with a book value equal to $25,000 or less.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Subordination Agreement” means a subordination agreement executed and delivered by Borrower, the Guarantors and Agent, the form and substance of which is satisfactory to Agent.

“Interest Expense” means, for any period, the aggregate of the interest expense of ~~JMPG~~Ultimate Parent and its Subsidiaries (other than (x) interest expense arising from intercompany loans and (y) interest expense of any Subsidiary that is not a Loan Party) for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Payment Date” means, in the case of Base Rate Loans, the first date of each fiscal quarter and, in the case of LIBOR Rate Loans, the last day of the applicable Interest Period.

“Interest Period” means the period commencing on the date each LIBOR Rate Loan is made (including the date a Base Rate Loan is converted to a LIBOR Rate Loan, or a LIBOR Rate Loan is renewed as a LIBOR Rate Loan, which, in the latter case, will be the last day of the expiring Interest Period) and ending on the date which is one (1), two (2) or three (3) months thereafter, as selected by Borrower; provided, however, that if such date is not a Eurodollar Business Day, the Interest Period shall be extended to the next Eurodollar Business Day, provided, further, however, that no Interest Period in respect of any Revolving Loan or Converted Term Loan may extend beyond the Final Payment Date.

“Investment” means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of, or beneficial interest in, stock, instruments, bonds, debentures or other securities of any other Person, or any direct or indirect loan, advance, or capital contribution by such Person to any other Person, including all ~~indebtedness~~Debt and accounts receivable due from that other Person that did not arise from sales or the rendition of services to that other Person in the ordinary and usual course of such Person’s business, and deposit accounts (including certificates of deposit), and any transfer of cash, Cash Equivalents or any other Assets to any Person.

“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by Borrower in favor of Issuing Bank relating to such Letter of Credit.

“Issuing Bank” means CNB in its capacity as the issuing bank with respect to the Letters of Credit.

~~“JMP Broker/Dealer Guaranty” means that certain General Continuing Guaranty, dated as of April 8, 2011, executed by Borrower in favor of CNB in respect of the Debt evidenced by the Broker/Dealer Credit Facility, as such guaranty may be amended, restated, supplemented, or otherwise modified from time to time.~~ “JMP Notes” means, collectively, the 2013 Notes, the 2017 Notes and any Refinancing Debt that refinances the 2013 Notes or 2017 Notes through one or more successive refinancings.

~~JMP Group, Inc.” means, JMP Group, Inc., a Delaware corporation.~~

“JMP Securities” means JMP Securities LLC, a Delaware limited liability company.

~~“JMPCC” means JMP Credit Corporation, a Delaware corporation.~~

~~“JMPG” means JMP Group, Inc., a Delaware corporation.~~

“L/C Disbursement” means a payment made by Issuing Bank to a beneficiary of a Letter of Credit pursuant to such Letter of Credit.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lender” and “Lenders” have the respective meanings set forth in the preamble to this Agreement, shall include Issuing Bank, and shall also include any other Person made a party to this Agreement in accordance with the provisions of Section 9.1.

“Lender Group” means, individually and collectively, each of the Lenders (including Issuing Bank) and Agent, or any one or more of them.

“Lender Group Expenses” means all (a) costs or expenses (including taxes) required to be paid by ~~Borrower or its Subsidiaries~~any Loan Party under any of the Loan Documents that are paid, advanced, or incurred by Agent, (b) fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with Borrower, including: (i) fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the United States Patent and Trademark Office, the United States Copyright Office, or, if required, the department of motor vehicles), filing, recording, publication, and (ii) if an Event of Default has occurred and is continuing, costs of appraisal (including periodic collateral appraisals or business valuations), (c) charges paid or incurred by Agent resulting from the dishonor of checks, (d) costs and expenses paid or incurred by Agent or any Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (e) fees and expenses of Agent (including internal allocations of costs) related to collateral or financial examinations of the books of ~~Borrower~~Ultimate Parent or any of its Subsidiaries, (f) costs and expenses of third party claims or any other suit paid or incurred by Agent or any Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents, (g) Agent’s costs and expenses (including reasonable attorneys’ fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (h) Agent’s and each Lender’s reasonable costs and expenses (including attorneys, accountants, consultants, and other third party advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other third party advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning ~~Borrower~~Ultimate Parent or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Letter of Credit” has the meaning set forth in Section 2.18(a).

“Letter of Credit Fee” has the meaning set forth in Section 2.18(d).

“Letter of Credit Usage” means, as of any date of determination, the undrawn amount of outstanding Letters of Credit.

“LIBOR Prepayment Fee” has the meaning set forth in Section 2.9 hereof.

"LIBOR Rate" means the rate per year (rounded upward to the next one-sixteenth (1/16th) of one percent (0.0625%), if necessary) determined by Agent to be the quotient of (a) the Base LIBOR Rate divided by (b) one minus the Eurocurrency Reserve Requirement for the Interest Period; which is expressed by the following formula:

                         Base LIBOR Rate

1 - Eurocurrency Reserve Requirement

“LIBOR Rate Borrowing” means any Borrowing designated by Borrower as a LIBOR Rate Borrowing.

“LIBOR Rate Loan” means any Loan bearing interest at the LIBOR Rate.

“Lien” means any lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Liquidity” means, as of any date of determination, the sum of (a) Loan Parties’ ~~and their Subsidiaries~~’ cash, (b) Cash Equivalents of the Loan Parties ~~and their Subsidiaries~~, (c) Marketable Securities of the Loan Parties ~~and their Subsidiaries~~, (d) any investments by a Loan Party in funds that are managed by ~~Borrower or~~Ultimate Parent or any of its Subsidiaries and which invest primarily in cash, Cash Equivalents and Marketable Securities so long as such Person may withdraw such investments in immediately available funds upon 30 days prior notice~~, (e) the~~ and (e) 10% of the aggregate amount of cash, Cash Equivalents and Marketable Securities ~~of the CLO Entity owned by any Loan Party; provided that (i) such Loan Party Entity shall execute and deliver to Agent a pledge agreement or supplement, together with appropriate financing statements and other documents, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent first priority Lien on such Securities), and any other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which, in Agent’s opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above and (ii) Borrower is able to source an indicative bid on the value of such Securities from an independent third party source acceptable to Agent, and (f) any investments in loans held by any Loan Party, to the extent that quotes for the loans can be obtained from two independent dealers acceptable to Agent~~owned by JMP Securities, to the extent that such cash, Cash Equivalents and Marketable Securities are permitted to be distributed by JMP Securities to Borrower under applicable law. For purposes of determining the amount of Liquidity for the Loan Parties ~~and their Subsidiaries~~, the value as described in clauses ~~(a),~~ (b), (c), (d) and (~~c~~e) above ~~is~~shall be deemed to be equal to the fair market value thereof~~, and the value as described in clause (e) and (f) above is deemed to be the lowest bid or quotation obtained by Borrower with respect to the loans described above.~~ as of the relevant date of determination.

“Liquidity to Debt Service Ratio” means as of any date, the ratio of (a) all Liquidity on such date to (b) Debt Service for the twelve month period ending on such date.

“Loan” or “Loans” means a Revolving Loan or a Converted Term Loan, as applicable.

“Loan Account” has the meaning set forth in Section 2.12.

“Loan Documents” means this Agreement, the Bank Product Agreements, the Control Agreements (if any), the Guaranties, the ~~JMP~~ Broker/Dealer ~~Guaranty, the Amended and Restated Guaranty, the Harvest Broker/Dealer Guaranty~~Guaranties, the Intercompany Subordination Agreement, the Letters of Credit, the Security Agreements, the Stock Pledge Agreement, the Trademark Security Agreement, the Reaffirmation Agreement, the Note, the Note Agreement, and any and all other documents, agreements or instructions that have been or are entered into by Borrower, any Guarantor or JMP Securities, and Agent and/or the Lenders in connection with the transactions contemplated by this Agreement or the Note Agreement.

“Loan Parties” means Borrower and the Guarantors, and “Loan Party” means any one of them.

“Margin Securities” means “margin stock” as that term is defined in Regulation U of the Federal Reserve Board.

“Marketable Securities” means any equity securities listed on a securities exchange that has registered with the SEC under Section 6 of the Securities Exchange Act of 1934.

“Material Adverse Effect” means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of ~~Borrower~~Ultimate Parent and its Subsidiaries, taken as a whole, (b) a material impairment of Borrower’s or any Guarantor’s ability to perform its obligations under the Loan Documents or of Lender Group’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to the Collateral.

“Maximum Revolver Amount” means $25,000,000.

“Net Asset Value” means, at any time, the sum of (a) Liquidity plus, without duplication, (b) the fair market value of the Collateral of the Loan Parties to the extent constituting Securities issued by any CLO Entity, CLO Securities, Investments in Debt and real estate and other Investments included on the balance sheet of the Loan Parties in accordance GAAP, but excluding Securities issued by JMP Securities and other Subsidiaries (other than any CLO Entity).

“Net Income” means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP.

~~“Net Worth” means, as of any date of determination, the result of (a) JMPG’s and its Subsidiaries’ total Assets, minus (b) JMPG’s and such Subsidiaries’ total liabilities (including any contingent liabilities and guaranties), in each case determined in accordance with GAAP; provided, however, that any liability representing the minority interest in any Subsidiary shall be excluded from clause (b) for the purposes of determining “Net Worth”.~~

“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.

“Note” means that certain promissory note issued on April 8, 2011 by JMP Securities in favor of CNB in the original principal amount of $20,000,000.

“Note Agreement” means that certain Revolving Note and Cash Subordination Agreement, dated as of April 8, 2011, by and between CNB and JMP Securities, as amended, restated, supplemented, or otherwise modified from time to time.

“Obligations” means (a) all Loans, debts, principal, interest, premiums, LIBOR Prepayment Fees, liabilities (including all amounts charged to Borrower’s Loan Account pursuant hereto), contingent reimbursement obligations with respect to outstanding Letters of Credit, obligations (including indemnification obligations), fees (including the Letter of Credit Fee), charges, costs, expenses (including Lender Group Expenses) (including any portion of any of the foregoing that accrues after the commencement of an Insolvency Proceeding, whether or not allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description owing by Borrower or any other Loan Party to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all expenses that Borrower or any other Loan Party is required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

~~“Obligors” means Borrower and each Guarantor, and “Obligor” means any one of them.~~

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Original Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Original Loan Documents” means the “Loan Documents” as defined in the Original Credit Agreement.

“Originating Lender” has the meaning set forth in Section 9.1(e).

“Post-Increase Revolver Lenders” has the meaning specified therefor in Section 2.19 of this Agreement.

“Pre-Increase Revolver Lenders” has the meaning specified therefor in Section 2.19 of this Agreement.

“Participant” has the meaning set forth in Section 9.1(e).

“Permitted Acquired Indebtedness” means Debt that is assumed in connection with a Permitted Acquisition so long as (a) such Debt is either unsecured or is secured only by the assets of the Permitted Acquisition and is not secured by the assets of Borrower or any ~~other~~ Guarantor~~)~~, (b) such Debt is recourse only to the entity that is acquired pursuant to the Permitted Acquisition and it not recourse to, or guaranteed by, Borrower or any ~~other~~Guarantor (other than the Person that is acquired, to the extent such Person becomes a Guarantor), (c) such Debt exists at the time the assets are acquired and is not created in anticipation of such Permitted Acquisition, and (d) such Debt does not exceed $10,000,000 in the aggregate at any time.

“Permitted Acquisition” means any Acquisition so long as:

(a)     the consideration is payable in cash (except for any Earn-Out Arrangements, Seller Notes or Permitted Acquired Indebtedness) or in Securities of ~~JMPG~~, Ultimate Parent~~, Borrower or one of its Subsidiaries~~.

(b)     no Default or Event of Default has occurred and is continuing as of the date of consummation of the proposed Acquisition or would result therefrom,

(c)     the assets being acquired (or in the case of a Stock Acquisition, the assets of the Person being acquired) (i) are useful in the businesses performed by ~~Borrower~~Ultimate Parent or any of its Subsidiaries as of the date of ~~this Agreement~~the Fifth Amendment Effective Date, and (ii) shall be located within (x) the United States, or (y) any other developed country; provided, however that the aggregate consideration (including Earn-Out Arrangements, Seller Notes and Permitted Acquired Indebtedness) payable in connection with Acquisitions described in this clause (c)(ii)(y) shall not exceed the greater of $5,000,000 in any fiscal year or $10,000,000 in the aggregate since the ~~Existing Credit Agreement Closing~~Fifth Amendment Effective Date,

(d)     (i) if the aggregate amount of all consideration paid in connection with such Acquisition (including the aggregate amount of all Earn-Out Arrangements, Seller Notes and Debt assumed in connection therewith) is equal to or greater than $~~5,000,000,~~10,000,000, Borrower has provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis, Borrower will be in compliance with each of the financial covenants in Section 6.14 hereof after giving effect to such Acquisition and as of the last day of each quarter during the 12 month period following the date of such Acquisition, and (ii) if the aggregate amount of all consideration paid in connection with such Acquisition (including the aggregate amount of all Earn-Out Arrangements, Seller Notes and Debt assumed in connection therewith) is less than $10,000,000 but equal to or greater than $5,000,000, unless waived by Agent, the chief executive officer or the chief financial officer of Borrower shall have delivered to Agent a certificate stating that on a pro forma basis Borrower will be in compliance with each of the financial covenants in Section 6.14 hereof after giving effect to such Acquisition and as of the last day of each quarter during the 12 month period following the date of such Acquisition,

(e)      (i) promptly following a request therefor, Agent has received copies of such information or documents relating to such Acquisition as Agent shall have reasonably requested, including the acquisition agreement, related contracts and instruments and all opinions (to the extent that an opinion is delivered to ~~Borrower~~Ultimate Parent or any of its Subsidiaries in connection with such Acquisition and Ultimate Parent or such Subsidiary is permitted to disclose a copy of such opinion to Agent), certificates, lien search results and other documents reasonably requested by Agent ~~and, to the extent that the aggregate amount of consideration (including Earn-Out Arrangements, Seller Notes and Permitted Acquired Indebtedness) payable in connection with such Acquisition is greater than or equal to $10,000,000, each such opinion shall also be addressed to the Lender Group or accompanied by a written authorization from the firm or Persons delivering such opinion stating that the Lender Group may rely on such opinion as though it were addressed to them~~, and (ii) within 30 days after the consummation of such Acquisition, Agent shall have received certified copies of the agreements, instruments and documents in connection with such Acquisition, which shall be substantively identical to the documents provided pursuant to subclause (i) of this clause (e), subject to any applicable provisions of Section 5.7,

(f)      in the case of a Stock Acquisition, the Securities are being acquired by ~~Borrower~~Ultimate Parent or any of its Subsidiaries, and in the case of an Asset Acquisition, the subject assets are being acquired by ~~Borrower~~Ultimate Parent or any of its Subsidiaries,

(g)     any Debt or Liens assumed in connection with the proposed Acquisition are otherwise permitted under Section 6.1 or 6.2, respectively and no additional Debt or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of ~~Borrower~~Ultimate Parent and its Subsidiaries after giving effect to such Acquisition, except to the extent expressly permitted by the terms of this Agreement,

(h)     the proposed Acquisition shall be consensual and shall have been approved by the board of directors (or comparable managers) of the Person whose assets are proposed to be acquired,

(i)     the extent that the aggregate amount of consideration (including Earn-Out Arrangements, Seller Notes and Permitted Acquired Indebtedness) payable in connection with such Acquisition is greater than or equal to $5,000,000, Borrower shall provide Agent with prior written notice (which notice shall not be less than 15 days prior to the closing date of the proposed Acquisition and which notice shall include, without limitation, a reasonably detailed description of such Acquisition) of such Acquisition, together with copies of all financial information, financial analysis, documentation and other information relating to such acquisition as the Lender Group shall reasonably request,

(j)     at the time of the proposed Acquisition and after giving effect thereto, all representations and warranties contained in Article IV of this Agreement or in the other Loan Documents shall be true and correct in all respects (which in each case shall be deemed to have been made on the date of such Acquisition after giving effect thereto),

(k)      ~~the aggregate amount of consideration paid by an Obligor in connection with any Stock Acquisition pursuant to which the applicable Loan Party acquires less than a majority of the voting Securities in the acquired Person (including the proposed Stock Acquisition) is less than $5,000,000,~~ [Intentionally omitted];

(l)     prior to the closing of the proposed Acquisition, the chief executive officer or the chief financial officer of ~~Borrower~~Ultimate Parent shall have delivered to Agent a certificate as to each of the items set for in the foregoing clauses (a), (b), (c), (d), (g), (h)~~, (j)~~ and (~~k~~j), and

(m)     the purchase consideration payable in respect of all Permitted Acquisitions (including deferred payment obligations) in an aggregate amount not to exceed $10,000,000 in any fiscal year; provided, that up to $15,000,000 in the aggregate of purchase consideration shall be permitted in respect of Permitted Acquisitions that are consummated during the fiscal year ending December 31, 2014.

“Permitted Investments” means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments in funds, corporations, partnerships or other investment vehicles (other than Preferential Investments, CLO Securities and Investments in any other Excluded Fund) that are, after giving effect to such Investments (and were immediately prior to the time of such Investments) managed, directly or indirectly, by ~~Borrower~~Ultimate Parent or any of its Subsidiaries; provided that, if such entity is a Subsidiary, the applicable ~~Obligor~~Loan Party shall take such action as is required by Section 5.7 hereof to grant a first priority perfected Lien to Agent in ~~an~~and to such Investments (except to the extent not required by Agent under Section 5.7), (e) direct Investments in publicly traded securities in the ordinary course of business, so long as the purchase of such Investments is not funded with the proceeds of any Revolving Loan, (f) Permitted Acquisitions, (g) advances to officers, directors and employees in the ordinary course of business for travel, entertainment, relocation and other business purposes in an aggregate amount not to exceed $500,000 in any fiscal year of ~~Borrower~~Ultimate Parent; (h) Investments resulting from transactions permitted under Sections ~~6.1~~6.1, 6.5 and 6.7, (i) Investments ~~by Borrower or a Guarantor~~ in the form of advances to an Excluded Fund to address short term cash flow issues, redemptions and reinvestments in Excluded Funds and in investee funds, so long as (~~i~~1) such Investments are repaid by the applicable Excluded Fund to Borrower or such Guarantor, as applicable, within 5 Business Days after the making of such Investment, and (~~ii~~2) no Event of Default or Unmatured Event of Default shall have occurred and be continuing or result therefrom, (j) so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing or result therefrom, ~~redemptions, repurchases or other acquisitions by Borrower of its outstanding Securities, to the extent that the aggregate amount paid by Borrower in connection with all such redemptions, repurchases or other acquisitions of its Securities (after giving effect to the proposed redemption, repurchase or other acquisition) would not exceed $5,000,000, (k) so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing or result therefrom,~~ other Investments in an aggregate amount not to exceed $~~5,000,000~~10,000,000 in any fiscal year; ~~(l)~~(k) without duplication of Investments permitted under clause (l) below, Investments in any CLO Entity in an aggregate amount not to exceed ~~$60,000,000 (or such other amount as may be agreed to by Agent and Borrower in writing); and (m) Investments in Excluded Funds or any~~the sum of: (i) the aggregate amount of cash distributions received by the Loan Parties in respect of CLO Securities of any Existing CLO Fund Entities, (ii) the proceeds from the sale CLO Securities of Existing CLO Fund Entities, and (iii) the proceeds received by Ultimate Parent or any Subsidiary from the sale of assets distributed to a Loan Party from Existing CLO Fund Entities; (l) the subscription for and acquisition of CLO Securities; provided that the aggregate amount of cash consideration paid for all CLO Securities under this clause (l) from and after the Fifth Amendment Effective Date, without duplication of Investments permitted under clause (k) above, shall not exceed the sum of (A) $60,000,000 plus (B) the aggregate amount of cash distributions received by the Loan Parties in respect of CLO Securities of CLO Entities (other than CLO Securities of any Existing CLO Fund Entities) from and after the Fifth Amendment Effective Date plus, (C) without duplication of amounts included in subclause (B), the aggregate amount of cash consideration received by the Loan Parties from the sale, repurchase or redemption of CLO Securities of CLO Entities (other than CLO Securities of any Existing CLO Fund Entities) from and after the Fifth Amendment Effective Date, (m) Investments in all other Excluded Funds and all other Preferential ~~Investment~~Investments not to exceed $10,000,000 for any single Investment or series of related Investments (for the avoidance of doubt, any Investment made pursuant to ~~this clause~~clauses (k), (l) or (m) shall not constitute a Permitted Acquisition) and (n) Investments by one Loan Party in another Loan Party (so long as, in the case of any such Investment constituting Intercompany Debt, the Loan Party advancing such Intercompany Debt is a party to the Intercompany Subordination Agreement).

“Permitted Liens” means: (a) Liens for taxes, assessments, or governmental charges or claims the payment of which is not, at such time, required by Section 5.4 hereof, (b) any attachment or judgment Lien either in existence less than 45 calendar days after the entry thereof, or with respect to which execution has been stayed, or with respect to which payment in full above any applicable deductible is covered by insurance (so long as no reservation of rights has been made by the insurer in connection with such coverage), and Liens incurred to secure any surety bonds, appeal bonds, supersedeas bonds, or other instruments serving a similar purpose in connection with the appeal of any such judgment, (c) banker’s Liens in the nature of rights of setoff arising in the ordinary course of business of ~~Borrower~~the Loan Parties, (d) carrier’s warehousemen’s mechanics’ materialmen’s repairmen’s or other like Liens arising as a matter of law in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and an adequate reserve or other appropriate provision, if any, shall have been made as required in order to be in conformity with GAAP; (e) pledges or deposits of cash in the ordinary course of business in connection with any worker’s compensation, unemployment insurance and other similar legislation; (f) deposits of cash to secure the performance of bids, trade contracts and leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (g) easements, rights of way and zoning restrictions affecting real property which do not materially interfere with or impair the use or operation thereof; (h) Liens described in the definition of “Permitted Acquired Indebtedness”; (i) Liens granted by Borrower and the Guarantors to Agent in order to secure their respective obligations under this Agreement and the other Loan Documents to which they are a party; ~~and~~ (j) Liens on deposits of cash to secure Debt described in Section 6.1(l); and (k) Permitted Negative Pledges.

“Permitted Negative Pledges” means (a) provisions in agreements entered into by JMP Securities, (b) provisions in subscription agreements for CLO Preference Shares that restrict or prohibit the assignment or pledge of such CLO Preference Shares or of any rights arising under such subscription agreements (including the provisions of Sections 5(h), 5(i) and 10 of that certain Preference Share Subscription Agreement, dated as of October 11, 2018, by and between JMP Credit Advisors Long-Term Warehouse Ltd. and JMP Capital LLC), (c) provisions that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary pursuant to a Permitted Acquisitions, so long as such provisions were not entered into in contemplation of such Person becoming a Subsidiary and do not extend past such Subsidiary and its subsidiaries; (d) customary restrictions that arise in connection with (x) any Lien described in clause (f), (g) or (h) of “Permitted Liens” and relate to the property subject to such Lien or (y) any sale or other disposition permitted by Section 6.7 and that relate solely to the Assets or Person subject to such sale or other disposition; (e) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures and non-wholly-owned Subsidiaries that are Permitted Investments and applicable solely to such joint venture or non-wholly-owned Subsidiary and its Securities; (f) restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto; (g) customary provisions restricting subletting, transfer or assignment of any lease governing a leasehold interest; (h) customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business; (i) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (j) restrictions regarding licensing or sublicensing by Ultimate Parent and its Subsidiaries of intellectual property in the ordinary course of business; and (k) restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder.

“Person” means and include natural persons, corporations, partnerships, limited liability companies, joint ventures, associations, companies, business trusts, or other organizations, irrespective of whether they are legal entities.

“Preferential Investment” means any Investment by ~~Borrower~~Ultimate Parent or any of its Subsidiaries (a) that is not offered to any other potential investors and is not a type of Investment that could be conducted as part of the ordinary course of a securities brokerage business, (b) the terms upon which such Investment is made by ~~Borrower~~Ultimate Parent or such Subsidiary are not available to, and are materially more beneficial than the terms that are available to, any other potential investors with respect to a similar Investment, and (c) such terms are offered to ~~Borrower~~Ultimate Parent or such Subsidiary for strategic purposes consistent with ~~Borrower’s~~Ultimate Parent’s or any of its Subsidiaries’ general business practices.

“Pro Rata Share” means, as of any date of determination:

(a)     with respect to a Lender’s obligation to make a Revolving Loan and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolving Credit Facility Commitments being terminated or reduced to zero, the percentage obtained by dividing (A) such Lender’s Revolving Credit Facility Commitments, by (B) the aggregate Revolving Credit Facility Commitments of all Lenders, and (ii) from and after the time the Revolving Credit Facility Commitments have been terminated or reduced to zero, the percentage obtained by dividing (A) the aggregate outstanding principal amount of such Lender’s Revolving Loans, by (B) the aggregate outstanding principal amount of all Revolving Loans;

(b)     with respect to a Lender’s obligation to participate in the Letters of Credit, with respect to such Lender’s obligation to reimburse Issuing Bank, and with respect to such Lender’s right to receive payments of Letter of Credit Fees, and with respect to all other computations and other matters related to the Letters of Credit, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders; provided, that if all of the Revolving Loans have been repaid in full and all Revolving Credit Facility Commitment have been terminated, but Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined as if the Revolving Credit Facility Commitment had not been terminated and based upon the Revolving Credit Facility Commitment as they existed immediately prior to their termination; and

(c)     with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 10.7 of this Agreement), the percentage obtained by dividing:

(i) the sum of (A) either (1) prior to the Revolving Credit Facility Commitments being terminated or reduced to zero, ~~the percentage obtained by dividing (1) such Lender’s Revolving Credit Facility Commitments, by (2) the aggregate amount of Revolving Credit Facility Commitments of all Lenders, and (B~~such Lender’s Revolving Credit Facility Commitments or (2) from and after the time the Revolving Credit Facility Commitments have been terminated or reduced to zero, the ~~percentage obtained by dividing (1) the aggregate outstanding principal amount of such Lender’s Revolving Loans, by (2) the aggregate outstanding principal amount of all Revolving Loans, as the applicable percentage may be adjusted by assignments permitted pursuant to Section 9.1~~aggregate outstanding principal amount of such Lender’s Revolving Loans, plus (B) without duplication of the amount in subclause (A), the outstanding principal amount of such Lender’s Converted Term Loan by

(ii) the sum of (A) either (1) prior to the Revolving Credit Facility Commitments being terminated or reduced to zero, the aggregate amount of all Revolving Credit Facility Commitments or (2) from and after the time the Revolving Credit Facility Commitments have been terminated or reduced to zero, the aggregate outstanding principal amount of all Revolving Loans, plus (B) without duplication of the amount in subclause (A), the aggregate outstanding principal amount of all Converted Term Loans; provided, that if all of the Loans have been repaid in full, all Revolving Credit Facility Commitments have been terminated, but Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined as if the Revolving Loan Exposures had not been repaid or terminated and shall be based upon the Revolving Loan Exposures as they existed immediately prior to their repayment or termination.

“Reaffirmation Agreement” means that certain reaffirmation agreement executed and delivered by the Loan Parties and Agent, which shall be in form and substance satisfactory to Agent.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Refinancing Debt” means refinancings, renewals, or extensions of Debt so long as: (a) the terms and conditions of such refinancings, renewals, or extensions do not~~, in Agent’s reasonable judgment,~~ materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower’s creditworthiness, (b) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Debt so refinanced, renewed, or extended (except by the amount of any accrued interest, premiums, underwriting discounts and any other transaction fees or expenses payable in connection with such refinancing, renewal or extension, plus, with respect to the JMP Notes only, such additional amount as may be necessary to round the face amount of such Debt upward to the nearest increment of $5,000,000), (c) such refinancings, renewals, or extensions do not result in an increase in the interest rate with respect to~~,~~ the Debt so refinanced, renewed, or extended above the then-prevailing market rate with respect to similar Debt issued under similar circumstances by similarly situated companies, (d) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Debt so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, (e) if the Debt that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to Agent as those that were applicable to the refinanced, renewed, or extended Debt, and (f) the Debt that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than (x) those Persons which were obligated with respect to the Debt that was refinanced, renewed, or extended and (y) Ultimate Parent.

“Regulatory Change” shall have the meaning ascribed thereto in Section 2.13 hereof.

“Replaced Lender” has the meaning set forth in Section 11.2(e) hereof.

“Replacement Lender” has the meaning set forth in Section 11.2(e) hereof.

“Request for Borrowing” means an irrevocable written notice from a Responsible Officer of Borrower to Agent of Borrower’s request to borrow any Loan, which notice shall be substantially in the form of Exhibit R-1 attached hereto.

“Request for Conversion/Continuation” means an irrevocable written notice from a Responsible Officer of Borrower to Agent pursuant to the terms of Section 2.7, substantially in the form of Exhibit R-2 attached hereto.

“Required Lenders” means, at any time, (a) when there are three or more Lenders, Lenders whose aggregate Pro Rata Shares (calculated under clause (c) of the definition of Pro Rata Shares) exceed 50%, or (b) when there are two or fewer Lenders, Lenders whose aggregate Pro Rata Shares (calculated under clause (c) of the definition of Pro Rata Shares) exceed 66⅔%.

“Responsible Officer” means the president, chief executive officer, chief operating officer, chief financial officer, general counsel, or controller of a Person, or such other officer of such Person designated by a Responsible Officer in a writing delivered to Agent.

“Revolving Credit Facility” means the revolving credit facility described in Section 2.1 hereof.

“Revolving Credit Facility Commitment” means, with respect to each Lender, its commitment in respect of the Revolving Credit Facility, and, with respect to all Lenders, their commitments in respect of the Revolving Credit Facility, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 9.1.

“Revolving Credit Facility Usage” means, at the time any determination thereof is to be made, the sum of (a) the aggregate Dollar amount of the outstanding Revolving Loans plus (b) the aggregate Letter of Credit Usage.

“Revolving Loan” means a loan made by a Lender to Borrower pursuant to Section 2.1 of this Agreement until, if ever, such loan is converted into a ~~term loan~~Converted Term Loan pursuant to Section 2.3(e) of this Agreement.

“Revolving Loan Exposure” means, with respect to any Lender as of any date of determination, the aggregate outstanding principal amount of the Revolving Loans of such Lender.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“SEC” means the Securities and Exchange Commission of the United States of America or any successor thereto.

“Securities” means the capital stock, partnership interests, membership interests or other securities of a Person (including CLO Preference Shares), all warrants, options, convertible securities, and other interests which may be exercised in respect of, converted into or otherwise relate to such Person’s capital stock, partnership interests, membership interests or other ~~equity interests~~Securities and any other securities, including debt securities of such Person and CLO Notes.

“Securities Account” means a “securities account” as that term is defined in the Code.

“Security Agreements” means one or more security agreements, among Borrower, the Guarantors, and Agent, which Security Agreements shall be in form and substance satisfactory to Agent.

“Seller Notes” shall mean those promissory notes delivered by Borrower in connection with the closing of a Permitted Acquisition, which are subordinated to the Obligations on terms satisfactory to Lender ~~(it being understood that the subordination provisions set forth on Schedule E-1 shall be deemed to be satisfactory to Lender)~~.

~~“Sixth Amendment Effective Date” means August 24, 2011.~~ Senior Funded Debt” means, as of any date of determination, all Debt for borrowed money or letters of credit of Ultimate Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding in any event (a) any Debt evidenced by the JMP Notes, (b) any Debt of JMP Securities under the Broker/Dealer Facility outstanding for less than 14 days (without giving effect to any repayment of such Debt of JMP Securities with the proceeds of a borrowing under the Broker/Dealer Facility) and (c) Cash Secured Letters of Credit, and including, in any event, but without duplication, with respect to Ultimate Parent and its Subsidiaries, the Loans, the Letters of Credit (other than Cash Secured Letters of Credit), and the amount of their Capitalized Lease Obligations.

“Senior Leverage Ratio” means as of any date, the ratio of (a) all Senior Funded Debt outstanding on such date to (b) EBITDA for the twelve month period ending on such date.

“Specified Guarantor” means any Guarantor designated in writing by Borrower to Agent as a “Specified Guarantor” so long as (a) no such “Specified Guarantor” individually has, as of the date of such designation (the “Designation Date”) (i) EBITDA allocated to such Specified Guarantor (in a manner reasonably satisfactory to Agent) that is greater than $1,000,000 for the four fiscal quarter period ended most recently prior to such Designation Date for which financial statements were required to have been delivered to Agent, or (ii) assets with a value greater than $5,000,000, measured as of the lower of fair market value and book value (or if fair market value thereof is not reasonably available, book value) as of such Designation Date, and (b) the Specified Guarantors in the aggregate do not have, as of such Designation Date, EBITDA allocated to such Specified Guarantors in the aggregate (in a manner reasonably satisfactory to Agent) that is greater than $3,000,000 for the four fiscal quarter period ended most recently prior to such Designation Date for which financial statements were required to have been delivered to Agent.

“Springing Maturity Date” means, as of any date of determination, the date that is the last day of the fiscal quarter ending most recently (but no less than 60 days) prior to the earliest maturity date set forth in any of the JMP Notes then outstanding.

“Springing Maturity Savings Condition” means, as of any date of determination, that (a) the Liquidity as of such date is equal to or greater than the sum of (i) the aggregate outstanding amount of all Debt or other obligations in respect of the Senior Funded Debt as of such date plus (ii) the aggregate outstanding amount of all Debt or other obligations in respect of the JMP Notes, to the extent that such Debt or other obligations are due and payable on or before the date that is 60 days after such date of determination, and (b) Borrower would be in pro forma compliance with the financial covenants set forth in Section 6.14 hereof as of the fiscal quarter ending immediately prior to such date of determination after giving pro forma effect to the use of such Liquidity to fund the prepayment of such Debt or other obligations described in clause (ii).

“Stock Acquisition” means the purchase or other acquisition by Borrower or a Guarantor of at least a majority of all of the voting Securities of any other Person (other than a Subsidiary of a CLO Entity).

“Stock Pledge Agreements” means one or more stock pledge agreements, in form and substance satisfactory to Agent, executed and delivered by Borrower and the Guarantors to Agent.

“Sublimit” means, at any time, the result of (a) the lesser of (i) $48,500,000 and (ii) the sum of (A) the Maximum Revolver Amount plus (B) the Commitment Amount (as such term is defined in the Note Agreement), minus (b) the principal amount of all loans under the Broker/Dealer Facility then outstanding for at least 14 days (including any such Debt that was repaid with the proceeds of a borrowing under the Broker/Dealer Facility).

“Subsidiary” means, with respect to any Person (a) any corporation in which such Person, directly or indirectly through its Subsidiaries, owns more than 50% of the stock of any class or classes having by the terms thereof the ordinary voting power to elect a majority of the directors of such corporation, and (b) any partnership, association, joint venture, limited liability company, or other entity in which such Person, directly or indirectly through its Subsidiaries, has more than a 50% equity interest at the time; provided, however, that for the purposes of this Agreement, no Excluded Fund or Subsidiary of an Excluded Fund shall be deemed to be a Subsidiary.

“Taxes” means any tax based upon or measured by net or gross income, gross receipts, sales, use, ad valorem, transfer, franchise, withholding, payroll, employment, excise, occupation, premium or property taxes, or conduct of business, together with any interest and penalties, additions to tax and additional amounts imposed by any federal, state, local, or foreign taxing authority upon any Person.

“Total Funded Debt” means, as of any date of determination, all Debt for borrowed money or letters of credit of Ultimate Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding in any event (a) any Debt of JMP Securities under the Broker/Dealer Facility outstanding for less than 14 days (without giving effect to any repayment of such Debt of JMP Securities with the proceeds of a borrowing under the Broker/Dealer Facility) and (b) Cash Secured Letters of Credit, and including, in any event, but without duplication, with respect to Ultimate Parent and its Subsidiaries, the Loans, the Letters of Credit (other than Cash Secured Letters of Credit), any Debt evidenced by the JMP Notes, and the amount of their Capitalized Lease Obligations.

“Total Leverage Ratio” means as of any date, the ratio of (a) all Total Funded Debt outstanding on such date to (b) EBITDA for the twelve month period ending on such date.

“Trademark Security Agreement” means a trademark security agreement executed and delivered by Borrower and Agent, in form and substance satisfactory to Agent.

“Ultimate Parent” means ~~any entity which in the future might acquire the Securities of JMPG (or other securities convertible into such Securities) representing 100% of the combined voting power of all Securities of JMPG entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of JMPG.~~, as of the Fifth Amendment Effective Date, JMP Group LLC, a Delaware limited liability company (“JMP Parent”) and, at any time after the Fifth Amendment Effective Date, any Person into which JMP Parent is merged or consolidated or that, directly or indirectly, acquires 100% of the outstanding Securities of JMP Parent so long as such merger, consolidation or acquisition does not constitute a Change of Control Event.

“Unmatured Event of Default” means an event, act, or occurrence which, with the giving of notice or the passage of time, would become an Event of Default.

“2013 Notes” means the 8.00% senior notes issued by JMP Group Inc. in January of 2013, in an approximate aggregate amount of $46,000,000.

“~~2014~~2017 Notes” means the 7.25% senior notes due 2027 issued by JMP Group Inc. in ~~January~~November of ~~2014,~~2017, in ~~an approximate~~the aggregate principal amount of $~~48,300,000.~~50,000,000.

1.2     Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” References in this Agreement to a “determination” or “designation” include estimates by Agent (in the case of quantitative determinations or designations), and beliefs by Agent (in the case of qualitative determinations or designations). The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit, and schedule references are to this Agreement unless otherwise specified. Any reference herein to this Agreement or any of the Loan Documents includes any and all alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Any reference herein to this Agreement or any of the Loan Documents includes any and all alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Any reference herein or in any other Loan Document to the satisfaction, payment or repayment in full of the Obligations shall mean the repayment in full in cash of all Obligations (and in the case of obligations with respect to Letters of Credit, providing cash collateral in an amount equal to 105% of the Letter of Credit Usage, and in the case of obligations with respect to Bank Products, providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure)) other than unasserted contingent indemnification Obligations and the termination of the commitments of Lenders to extend credit hereunder. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

ARTICLE II

AMOUNT AND TERMS OF LOANS

2.1     Revolving Credit Facility.

(a)     Subject to the terms and conditions hereof:

(i)     Subject to the terms and conditions of this Agreement, each Lender with a Revolving Credit Facility Commitment agrees (severally, not jointly or jointly and severally) to make Revolving Loans to Borrower from the Closing Date to, but not including, the Final Revolving Commitment Termination Date, at such times and in such amounts as Borrower may request in accordance with Section 2.6, in an aggregate amount at any one time outstanding not to exceed the result of (A) such Lender’s Pro Rata Share of the lesser of Maximum Revolver Amount and the Sublimit minus (B) the Letter of Credit Usage; provided that at no time shall the amount of such Lender’s aggregate Loans exceed such Lender’s Revolving Credit Facility Commitment.

(ii)     Borrowings under the Revolving Credit Facility may be borrowed, repaid without penalty or premium, and reborrowed.

(b)     The foregoing to the contrary notwithstanding, in no event shall any Lender be obligated to make Revolving Loans hereunder if, after giving effect to the requested Revolving Loan, the Revolving Credit Facility Usage would exceed lesser of (i) the Maximum Revolver Amount or (ii) the Sublimit.

(c)     In the event that, at any time, the Revolving Credit Facility Usage exceeds the Maximum Revolver Amount, then Borrower immediately shall repay the amount of such excess to Agent to be applied to the outstanding principal balance of the Revolving Loans. In the event that, at any time, the Revolving Credit Facility Usage exceeds the Sublimit for a period of more than 10 Business Days as a result of the extension of loans under the Broker/Dealer Credit Facility, then Borrower immediately shall pay the amount of such excess to Agent to be applied to the outstanding principal balance of the Revolving Loans.

(d)     ~~no~~No Lender shall have any obligation to make any Revolving Loan under the Revolving Credit Facility on or after the Final Revolving Commitment Termination Date; provided that upon the prior written request of Borrower, Agent may, in its sole and absolute discretion and with prior written notice to Borrower, extend the Final Revolving Commitment Termination Date by a period of up to one hundred twenty (120) days, in which even the Final Revolving Commitment Termination Date shall thereafter mean and refer to such extended date.

(e)     Subject to Section 2.1(b) hereof, each Borrowing under the Revolving Credit Facility shall be in a minimum principal amount of $250,000 and, thereafter, in integral multiples of $100,000, unless such Borrowing is being made to pay any interest, fees, or expenses then due hereunder, in which case such Borrowing may be in the amount of such interest, fees, or expenses.

(f)     On the Closing Date, “Revolving Loans” (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement (the “Existing Revolving Loans”) shall be converted into Revolving Loans hereunder, it being understood that no repayment of the Existing Revolving Loans is being effected hereby, but merely an amendment, restatement, and renewal in accordance with the terms hereof.

2.2     Rate Designation. Borrower shall designate each Borrowing ~~under the Revolving Credit Facility~~ as a Base Rate Borrowing or a LIBOR Rate Borrowing in the Request for Borrowing or Request for Conversion/Continuation given to Agent in accordance with Section 2.6 or Section 2.7. With respect to each LIBOR Rate Loan with an Interest Period that continues beyond the Closing Date, the LIBOR Rate that is applicable to such LIBOR Rate Loan as of the Closing Date under the Existing Credit Agreement shall continue to be applicable with respect to such LIBOR Rate Loan until the expiration of such Interest Period.

2.3     Interest Rates; Payment of Principal and Interest.

(a)     Borrower shall make each payment due hereunder by making, or causing to be made, the amount thereof available to Agent’s Account in Los Angeles, California, not later than noon Pacific Time, on the date of payment. In lieu thereof, Borrower hereby authorizes Agent to, and Agent shall, charge such interest, the Letter of Credit Fee, and all other fees and expenses provided for in this Agreement or the other Loan Documents (as and when accrued or incurred), to Borrower’s Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Base Rate Loans hereunder.

(i)     Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(ii)     Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (in accordance with their respective Pro Rata Shares) and applied thereto and payments of fees and expenses (other than fees or expenses that are for Agent’s separate account, after giving effect to any agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders in accordance with their respective Pro Rata Shares. Subject to Section 2.3(a)(iv) below, all payments shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied as follows:

(A)     first, to pay any fees and Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

(B)     second, to pay any fees and Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

(C)     third, ratably to pay interest due in respect of the Loans until paid in full,

(D)     fourth, so long as no Event of Default has occurred and is continuing, ~~ratably~~ to pay all principal amounts then due and payable (other than as a result of an acceleration thereof) on the Revolving Loans, until paid in full (and, if any Revolving Loans are converted into a ~~term loan~~Converted Term Loan pursuant to Section 2.3(e) of this Agreement, to pay the outstanding principal balance of such ~~term loan~~Converted Term Loan (in the inverse order of the maturity of the installments due thereunder) until such ~~term loan~~Converted Term Loan is paid in full),

(E)     fifth, if an Event of Default has occurred and is continuing, ratably to pay the outstanding principal balance of the ~~Revolving~~ Loans, until paid in full,

(F)     sixth, to pay any other Obligations (other than Obligations owing to Defaulting Lenders) (including all amounts then due and payable in respect of the Bank Product Obligations, with any balance to be held by Lender as cash collateral to be applied to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to Lender as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Lender in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.3(b)(ii)), until paid in full,

(G)     seventh, to pay any Obligations owed to Defaulting Lenders until paid in full, and

(H)     eighth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(iii)     Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.

(iv)     In each instance, so long as no Event of Default has occurred and is continuing, Section 2.3(a)(ii) shall not apply to any payment made by Borrower to Agent and specified by Borrower in a written notice to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

(v)     For purposes of the foregoing, “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, any LIBOR Prepayment Fee, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vi)     In the event of a direct conflict between the priority provisions of this Section 2.3 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3 shall control and govern.

(b)     Subject to Section 2.4, each Base Rate Loan shall bear interest upon the unpaid principal balance thereof, from and including the date advanced or converted to a Base Rate Loan, to but excluding the date of conversion to a LIBOR Rate Loan or repayment thereof, at a fluctuating rate, per annum, equal to the lesser of (i) the Base Rate, or (ii) the Highest Lawful Rate. Any change in the interest rate resulting from a change in the Base Rate will become effective on the day on which each change in the Base Rate is announced by Agent. Interest due with respect to Base Rate Loans shall be due and payable, in arrears, commencing on the first Interest Payment Date following the Closing Date, and continuing on each Interest Payment Date thereafter up to and including the Interest Payment Date immediately preceding the Final Payment Date, and on the Final Payment Date.

(c)     Subject to Section 2.4, each LIBOR Rate Loan shall bear interest upon the unpaid principal balance thereof, from the date advanced, converted to a LIBOR Rate Loan, or continued as a LIBOR Rate Loan for a new Interest Period, to but excluding the date of conversion to a Base Rate Loan or repayment thereof, at a rate, per annum, equal to the lesser of (i) the LIBOR Rate plus 2.25 percentage points, and (ii) the Highest Lawful Rate. Interest due with respect to each LIBOR Rate Loan shall be due and payable, in arrears, on each Interest Payment Date applicable to that LIBOR Rate Loan and on the Final Payment Date. Anything to the contrary contained in this Agreement notwithstanding, Borrower may not have more than 10 LIBOR Rate Loans outstanding at any one time.

(d)     Unless prepaid in accordance with the terms hereof, the outstanding principal balance of all Revolving Loans, together with accrued and unpaid interest thereon, shall be due and payable in accordance with clause (e) below.

(e)     On the Final Revolving Commitment Termination Date, the outstanding principal balance of ~~all~~each Revolving ~~Loans~~Loan shall automatically be ~~deemed~~ converted into a single term loan (each, a “Converted Term Loan”), which shall be repayable in 12 quarterly principal installments commencing on ~~July~~January 1, ~~2019~~2021 and continuing on the first ~~day~~Business Day of each fiscal quarter of Borrower thereafter, (i) the first six of which shall be in an amount equal to the 3.75 percent times the outstanding principal balance of such ~~term loan~~Converted Term Loan as of the date of conversion and (ii) the second six of which shall be in an amount equal to the 5.00 percent times the outstanding principal balance of such ~~term loan~~Converted Term Loan as of the date of conversion, with all unpaid amounts due and payable on the Final Payment Date.

2.4     Default Rate.     Upon the occurrence and during the continuance of an Event of Default, all Obligations (except for Bank Product Obligations) shall bear interest at a rate equal to (i) the Base Rate, plus (ii) 3.00 percentage points. All amounts payable under this Section 2.4 shall be immediately due and payable without the requirement of notice or demand.

2.5     Computation of Interest and Fees Maximum Interest Rate.

(a)     All computations of interest with respect to the Loans and computations of the fees (including the Letter of Credit Fee) due hereunder for any period shall be calculated on the basis of a year of 360 days for the actual number of days elapsed in such period, provided that all computations of interest with respect to Base Rate Loans shall be calculated on the basis of a year of 365/366 days for the actual number of days elapsed in such period. Interest shall accrue from the first day of the making of a Loan (or the date on which interest or fees or other payments are due hereunder, if applicable) to (but not including) the date of repayment of such Loan (or the date of the payment of interest or fees or other payments, if applicable) in accordance with the provisions hereof.

(b)     Anything to the contrary contained in this Agreement notwithstanding, Borrower shall not be obligated to pay, and Agent shall not be entitled to charge, collect, receive, reserve, or take interest (it being understood that interest shall be calculated as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received, or paid) in excess of the Highest Lawful Rate. During any period of time in which the interest rates specified herein exceed the Highest Lawful Rate, interest shall accrue and be payable at such Highest Lawful Rate; provided, however, that, if the interest rate otherwise applicable hereunder declines below the Highest Lawful Rate, interest shall continue to accrue and be payable at the Highest Lawful Rate (so long as there remains any unpaid principal with respect to the Loans) until the interest that has been paid hereunder equals the amount of interest that would have been paid if interest had at all times accrued and been payable at the applicable interest rates otherwise specified in this Agreement. For purposes of this Section 2.5, the term “applicable law” shall mean that law in effect from time to time and applicable to this loan transaction which lawfully permits the charging and collection of the highest permissible, lawful, non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of California and, to the extent controlling, laws of the United States of America.

2.6     Request for Borrowing.

(a)     Each Base Rate Borrowing shall be made on a Business Day and each LIBOR Rate Borrowing shall be made on a Eurodollar Business Day.

(b)     Each Borrowing shall be made upon written notice, by way of a Request for Borrowing, which Request for Borrowing shall be irrevocable and shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email address as Agent may designate to Borrower in accordance herewith), or telefacsimile to Agent at the address (or its email address or telefacsimile number) indicated on Exhibit 11.3 attached hereto, as follows:

(i)     for a Base Rate Borrowing, Borrower shall give Agent notice not later than noon Pacific Time 1 Business Day prior to the date on which such Borrowing is to be made (which date shall be a Business Day), and such notice shall specify that a Base Rate Borrowing is requested and state the amount thereof (subject to the provisions of this Article II);

(ii)     for a LIBOR Rate Borrowing, Borrower shall give Agent notice no earlier than two (2) Eurodollar Business Days before and no later than noon Pacific Time on the day the LIBOR Rate Borrowing is to be made, and such notice shall specify (among other things) that a LIBOR Rate Borrowing is requested and state the amount thereof (subject to the provisions of this Article II); provided, however, that no Borrowing shall be available as a LIBOR Rate Borrowing when any Unmatured Event of Default or Event of Default has occurred and is continuing. If Borrower fails to designate a Loan as a LIBOR Rate Borrowing in accordance herewith, the Loan will be a Base Rate Borrowing, and any outstanding LIBOR Rate Loan will be deemed to be a LIBOR Rate Loan with an Interest Period of one (1) month upon expiration of the applicable Interest Period.

(c)     If the notice provided for in clause (b) of this Section 2.6 with respect to a Base Rate Borrowing or a LIBOR Rate Borrowing is received by Agent not later than noon, Pacific Time, on a Business Day or Eurodollar Business Day, as applicable, such day shall be treated as the first Business Day or Eurodollar Business Day, as applicable, of the required notice period. In any other event, such notice will be treated as having been received immediately before noon, Pacific Time, of the next Business Day or Eurodollar Business Day, as applicable.

(d)     Promptly after receipt of a Request for Borrowing pursuant to Section 2.7(b), Agent shall notify the Lenders, not later than 1:00 p.m. (Pacific time) on the Business Day immediately preceding the Funding Date applicable thereto (in the case of a Base Rate Loan) or the third Eurodollar Business Day preceding the Funding Date (in the case of a LIBOR Rate Loan), by email, telephone, or other similar form of transmission, of the requested Loan. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Loan available to Agent in immediately available funds, to Agent’s Account, not later than 10:00 a.m. (Pacific time) on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Loans from the Lenders, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Borrower’s Designated Account; provided, that Agent shall not request any Lender to make, and no Lender shall have an obligation to make, any Loan if Agent shall have actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Loan unless such condition has been waived, or (ii) the requested Loan would exceed the Availability on such Funding Date.

(e)     Each Request for Borrowing shall (i) specify, if applicable, among other information, the identity of the Excluded Fund(s) that the proceeds of such Borrowing will be used by Borrower to invest in and the amount of each such Investment and (ii) include a description of all Margin Securities (if any) held or to be acquired by any Loan Party in connection with such Borrowing (including the name of the issuer of such Margin Securities, the owner (or proposed owner) thereof and the number of shares of each class of Margin Securities held or to be acquired by such Person), and the market value thereof, together with a description of the other Collateral held by such Loan Party in each case with such detail as may be required to enable Lender to comply with its obligations under Regulation U, and any other related information reasonably requested by Lender, and, upon request of the Lender, Borrower will provide a Borrower-prepared financial report with respect to the Loan Parties (including a Borrower-prepared balance sheet with respect to the Loan Parties) as of the end of the most recent fiscal month then ended.

(f)     Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Loan after the Closing Date, prior to 9:00 a.m. (Pacific time) on the date of such Loan, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender’s Pro Rata Share of the Loan, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender (other than CNB) shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Loan on the date of Loan for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Loan, at a rate per annum equal to the interest rate applicable at the time to the Loans composing such Loan, without in any way prejudicing the rights and remedies of Borrower against the Defaulting Lender. The failure of any Lender to make any Loan on any Funding Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.

(g)     (i) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (i) first, to each other Non-Defaulting Lender ratably in accordance with their Revolving Credit Facility Commitments (but only to the extent that such Defaulting Lender’s Loan was funded by such other Non-Defaulting Lender), (ii) second, to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrower (upon the request of Borrower and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Loans (or other funding obligations) hereunder, and (iii) third, from and after the date when all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (i) of Section 2.4(a)(ii). Subject to the foregoing, Agent may hold and, in its ~~Permitted Discretion~~reasonable discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.11(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Revolving Credit Facility Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 11.2(a)(i) through (iii). This Section shall remain effective with respect to such Defaulting Lender until the earlier of (x) the Non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender’s default in writing, or (y) the Defaulting Lender makes its Pro Rata Share of the applicable Loans and pays to Agent all amounts owing by Defaulting Lender in respect thereof and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder. The operation of this Section shall not be construed to increase or otherwise affect the Revolving Credit Facility Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Revolving Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations) without any premium or penalty of any kind whatsoever; provided, however, that any such assumption of the Revolving Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.6(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.6(g) shall control and govern.

(h)     Agent, as a non-fiduciary agent for Borrower, shall maintain a register showing the principal amount of the Loans, the portions thereof owing to each Lender, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate.

(i)     All Loans shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loan (or other extension of credit) hereunder, nor shall any Revolving Credit Facility Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.7     Conversion or Continuation.

(a)     Subject to the provisions of clause (d) of this Section 2.7 and the provisions of Section 2.14, Borrower shall have the option to (i) convert all or any portion of the outstanding Base Rate Borrowings equal to $250,000, and integral multiples of $100,000 in excess of such amount, to a LIBOR Rate Borrowing, (ii) convert all or any portion of the outstanding LIBOR Rate Borrowings equal to $250,000 and integral multiples of $100,000 in excess of such amount, to a Base Rate Borrowing, and (iii) upon the expiration of any Interest Period applicable to any of its LIBOR Rate Borrowings, continue all or any portion of such LIBOR Rate Borrowing equal to $250,000, and integral multiples of $100,000 in excess of such amount, as a LIBOR Rate Borrowing, and the succeeding Interest Period of such continued Borrowing shall commence on the expiration date of the Interest Period previously applicable thereto; provided, however, that a LIBOR Rate Borrowing only may be converted or continued, as the case may be, on the expiration date of the Interest Period applicable thereto; provided further, however, that no outstanding Borrowing may be continued as, or be converted into, a LIBOR Rate Borrowing when any Unmatured Event of Default or Event of Default has occurred and is continuing; provided further, however, that if, before the expiration of an Interest Period of a LIBOR Rate Borrowing, Borrower fails timely to deliver the appropriate Request for Conversion/Continuation, such LIBOR Rate Borrowing automatically shall be converted to a LIBOR Rate Borrowing with an Interest Period of one (1) month.

(b)     Borrower shall, by personal delivery or by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Agent may designate to Borrower in accordance herewith), or telefacsimile, deliver a Request for Conversion/Continuation to Agent (i) no later than noon, Pacific Time, on the Business Day that is the proposed conversion date (in the case of a conversion to a Base Rate Borrowing), and (ii) no earlier than two (2) Eurodollar Business Days before and no later than noon Pacific Time on the day of the proposed conversion or continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Borrowing). A Request for Conversion/Continuation shall specify (x) the proposed conversion or continuation date (which shall be a Business Day or a Eurodollar Business Day, as applicable), (y) the amount and type of the Borrowing to be converted or continued, and (z) the nature of the proposed conversion or continuation.

(c)     Any Request for Conversion/Continuation (or telephonic notice in lieu thereof) shall be irrevocable and Borrower shall be obligated to convert or continue in accordance therewith.

(d)     No Borrowing (or portion thereof) may be converted into, or continued as, a LIBOR Rate Borrowing with an Interest Period that ends after the Final Payment Date.

2.8     Mandatory Repayment.

(a)     The Revolving Credit Facility Commitments shall automatically terminate on the Final Revolving Commitment Termination Date, and ~~the Loans shall convert into a term loan and~~each Converted Term Loan shall be repayable as provided in Section 2.3(e) hereof. Notwithstanding the foregoing, at the request of Borrower, any Letters of Credit that are outstanding on the Final Revolving Commitment Termination Date shall be renewed through the Final Payment Date that is applicable to Revolving Loans. On the Final Payment Date ~~all remaining~~that is applicable to Revolving Loans, the entire outstanding principal balance of the Converted Term Loans, all interest that has accrued and remains unpaid thereon, all contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit, all unpaid fees, costs, or expenses that are payable hereunder or under any other Loan Document, and all other Obligations (including any amounts due and payable to any Bank Product Provider in respect of all Bank Products provided by such Bank Product Provider) immediately shall each become due and payable in full, without notice or demand (including (a) either (i) providing cash collateral to be held by Agent, for the benefit of the Lenders, in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Issuing Bank, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations).

(b)     Borrower shall make repayments ~~in accordance with~~of Revolving Loans to the extent required by Section 2.1(c)~~.(c)     All prepayments of the Loans made pursuant to Section 2.8(b)~~, which repayments shall be applied, first, to the outstanding principal amount of the Revolving Loans, until paid in full, and second, to cash collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage, until paid in full.

2.9     Voluntary Prepayments. Borrower shall have the right, at any time and from time to time, to prepay the Loans without penalty or premium. So long as no Event of Default has occurred and is continuing, any prepayment of a Converted Term Loan shall be applied, first, in direct order to the next succeeding two installments of such Converted Term Loan and, then, in the inverse order of maturity. Borrower shall give Agent notice of any such prepayment with respect to Base Rate Loans and not less than 3 Eurodollar Business Days prior written notice of any such prepayment with respect to LIBOR Rate Loans~~. In each case, such~~, which notice shall specify the date on which such prepayment is to be made (which shall be a Business Day or Eurodollar Business Day, as applicable). Each such prepayment shall be in an aggregate minimum amount of $250,000, and integral multiples of $50,000 in excess of such amount, in each case, and shall include interest accrued on the amount prepaid to, but not including, the date of payment in accordance with the terms hereof (or, in each case, such lesser amount constituting the amount of all Loans then outstanding). The foregoing to the contrary notwithstanding, (x) Borrower may not make a partial principal prepayment on a LIBOR Rate Loan; and (y) Borrower may prepay the full outstanding principal balance on a LIBOR Rate Loan prior to the end of the Interest Period, provided, that such prepayment is accompanied by a fee ("LIBOR Prepayment Fee") equal to the amount, if any, by which (i) the additional interest which would have been earned by the Lender Group had the LIBOR Rate Loan not been prepaid, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such prepayment to the last day of the then current Interest Period therefore, exceeds (ii) the interest which would have been recoverable by the Lender Group by placing the amount of the LIBOR Rate Loan on deposit in the LIBOR market for a period starting on the date on which it was prepaid and ending on the last day of the applicable Interest Period. Agent’s calculation of the LIBOR Prepayment Fee will be deemed conclusive absent manifest error.

2.10     [Intentionally Omitted].

2.11     Fees.

(a)     Fee Letter. Borrower shall pay to Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

(b)     Unused Commitment Fee. Borrower shall pay a fee (the “Unused Commitment Fee”) to Agent quarterly in arrears, commencing on the first day of the first fiscal quarter of Borrower following ~~the Sixth Amendment Effective Date,~~August 24, 2011, and continuing on the first day of each fiscal quarter of Borrower thereafter so long as the Revolving Credit Facility Commitment is extant. The Unused Commitment Fee shall be equal to 0.25% per annum times the average daily amount of the unfunded portion of the Revolving Credit Facility Commitment and shall be calculated, as set forth in Section ~~2.6~~2.5 hereof, on the basis of a year of 360 days for the actual number of days elapsed.

2.12     Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the “Loan Account”) on which Borrower will be charged with all Loans made by Agent to Borrower or for Borrower’s account, the Letters of Credit issued by Issuing Bank for Borrower’s account, and with all other payment Obligations (except for Bank Product Obligations), including all accrued interest, fees and expenses (in each case, as and when payable hereunder or under the other Loan Documents). Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all expenses owing, and such statements shall be conclusively presumed to be correct and accurate (absent manifest error) and constitute an account stated between Borrower and Agent unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

2.13     Increased Costs. If after the Closing Date, the adoption of, or any change in, any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Agent or the Lenders (or their Affiliates) with any request, guideline, or directive (irrespective of whether having the force of law) of any Governmental Authority (a “Regulatory Change”) shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement (including any such requirement imposed by the Federal Reserve Board, but excluding with respect to any LIBOR Rate Loan any such requirement included in the calculation of the Base LIBOR Rate, as applicable) against Assets of, deposits with, or for the account of, or credit extended by Agent or the Lenders (or their Affiliates) or shall impose on Agent or the Lenders (or their Affiliates) or the interbank eurodollar market any other condition affecting its LIBOR Rate Loans, as applicable, or its obligation to make LIBOR Rate Loans, as applicable, then, Agent may, by written notice given to Borrower, together with supporting evidence, require Borrower to pay to the Lender Group such additional amounts as shall compensate the Lender Group for any such increased cost, reduction, loss, or expense actually incurred by the Lender Group in connection with the Loans for preceding the date on which such notice is given during each fiscal quarter thereafter. Any such request for compensation by Agent under this Section 2.13 shall set forth the basis of calculation thereof and shall, in the absence of manifest error, be conclusive and binding for all purposes; provided that, in making such calculation, the Lender Group shall treat Borrower in a manner consistent with the Lender Group’s treatment of similarly situated borrowers. Notwithstanding anything herein to the contrary, the issuance of any rules, regulations or directions under (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, or (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case after the date of this Agreement shall be deemed to be a change in law, rule, regulation or guideline for purposes of this Agreement and the protection of this Agreement shall be available to the Lender Group regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed, so long as it shall be customary for lenders or issuing banks affected thereby to comply therewith.

2.14     Suspension of LIBOR Rate Loans. If Agent, on any Eurodollar Business Day, is unable to determine the Base LIBOR Rate applicable for a new, continued, or converted LIBOR Rate Loan for any reason, or any law, regulation, or governmental order, rule or determination, makes it unlawful for any Lender to make a LIBOR Rate Loan, Borrower’s right to select LIBOR Rate Loans will be suspended until such time as Agent is again able to determine the Base LIBOR Rate or such Lender is again able to make LIBOR Rate Loans, as the case may be. During such suspension, new Loans, outstanding Base Rate Loans, and LIBOR Rate Loans whose Interest Periods terminate may only be Base Rate Loans. Any such determination shall, in the absence of manifest error, be conclusive and binding for all purposes.

2.15     Funding Sources. Nothing herein shall be deemed to obligate the Lenders (or Agent on behalf thereof) to obtain the funds to make any Loan in any particular place or manner and nothing herein shall be deemed to constitute a representation by Agent or any Lender that it has obtained or will obtain such funds in any particular place or manner.

2.16     Place of Borrowings. All Loans made hereunder shall be disbursed by credit to Borrower’s Designated Account or as may otherwise be agreed to between Borrower and Agent.

2.17     Survivability. Borrower’s obligations under Section 2.13 hereof shall survive repayment of the Loans made hereunder and termination of the Revolving Credit Facility Commitment for a period of 90 days.

2.18     Letters of Credit.

(a)     Subject to the terms and conditions of this Agreement, upon the request of Borrower made in accordance herewith, and prior to the Final Revolving Commitment Termination Date, Issuing Bank agrees to issue letters of credit for the account of Borrower (each, a “Letter of Credit”). Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to Issuing Bank via personal delivery, registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email address as Issuing Bank may designate to Borrower in accordance herewith), or telefacsimile, reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance satisfactory to Issuing Bank in its reasonable discretion and shall specify ~~(i)~~ (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the expiration date of such Letter of Credit (which shall not be later than the earlier to occur of (x) one year after the date of issuance thereof, and (y) the Final Revolving Commitment Termination Date), (D) the name and address of the beneficiary thereof, and (E) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit ~~and (ii) the Revolving Credit Facility Usage would exceed the lesser of (x) Maximum Revolver Amount and (y) the Sublimit~~. Anything contained herein to the contrary notwithstanding, Issuing Bank may, but shall not be obligated to, issue or cause the issuance of a Letter of Credit that supports the obligations of ~~Borrower or~~Ultimate Parent or any of its Subsidiaries in respect of (A) a lease of real property, or (B) an employment contract. Issuing Bank shall have no obligation to issue a Letter of Credit if any of the following would result, after giving effect to the issuance of such requested Letter of Credit:

~~(i)     the Letter of Credit Usage would exceed $5,000,000, or (ii)~~ (i) the Revolving Credit Facility Usage would exceed the lesser of (x) Maximum Revolver Amount~~.~~ and (y) the Sublimit, or (ii) the Letter of Credit Usage would exceed $5,000,000.

(b)     In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, the Issuing Bank shall not be required to issue or arrange for such Letter of Credit to the extent (i) the Defaulting Lender’s Letter of Credit Exposure with respect to such Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii), or (ii) the Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and Borrower to eliminate the Issuing Bank’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include Borrower cash collateralizing such Defaulting Lender’s Letter of Credit Exposure in accordance with Section 2.3(g)(ii). Additionally, Issuing Bank shall have no obligation to issue a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Bank from issuing such Letter of Credit, or any law applicable to Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Bank shall prohibit or request that Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, (B) the issuance of such Letter of Credit would violate one or more policies of Issuing Bank applicable to letters of credit generally, or (C) if amounts demanded to be paid under any Letter of Credit will or may not be in United States Dollars.

(c)      Borrower and Issuing Bank hereby acknowledge and agree that all Letters of Credit (as defined in the Existing Credit Agreement) (the “Existing Letters of Credit”) issued under the Existing Credit Agreement as of the Closing Date shall constitute Letters of Credit under this Agreement on and after the Closing Date with the same effect as if such Existing Letters of Credit were issued by Issuing Bank on the Closing Date. Each Letter of Credit shall be in form and substance acceptable to Agent (in the exercise of its reasonable discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Agent is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Agent by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., Pacific Time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., Pacific Time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 11:00 a.m., Pacific Time, on the Business Day that Borrower receives such notice, if such notice is received prior to 10:00 a.m., Pacific Time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be a Base Rate Loan under the Revolving Credit Facility hereunder and, thereafter, shall bear interest at the rate then applicable to Base Rate Loans. To the extent an L/C Disbursement is deemed to be a Base Rate Loan hereunder, Borrower’s obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Base Rate Loan.

(d)     Borrower hereby agrees to indemnify, save, defend, and hold each member of the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Lender arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of such member of the Lender Group. Borrower agrees to be bound by Agent’s interpretations of any Letter of Credit issued by Issuing Bank to or for Borrower’s account, even though this interpretation may be different from Borrower’s own, and Borrower understands and agrees that no member of the Lender Group shall be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower hereby acknowledges and agrees that no member of the Lender Group shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

(e)     If by reason of (x) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (y) compliance by Agent with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

(i)     any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

(ii)     there shall be imposed on Agent any other condition regarding any Letter of Credit issued pursuant hereto,

and the result of the foregoing is to increase, directly or indirectly, the cost to Issuing Bank of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Agent, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Agent may specify to be necessary to compensate Agent for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(f)     Borrower shall pay Issuing Bank a Letter of Credit fee (the “Letter of Credit Fee”) which shall accrue at a rate equal to 1.25% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit, and which shall be payable quarterly in arrears on the first day of each fiscal quarter beginning after the Closing Date.

(g)     Issuing Bank and Borrower agree that, in paying any drawing under a Letter of Credit, Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither Issuing Bank nor any Affiliate of Issuing Bank, shall be liable to any Loan Party for (i) any action taken or omitted in connection herewith at the request or with the approval of Issuing Bank, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that this assumption is not intended to, and shall not, preclude Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of Issuing Bank or any Affiliate of Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.18(f) or for any action, neglect or omission under or in connection with any Letter of Credit or Issuer Document, including in connection with the issuance or any amendment of any Letter of Credit, the failure to issue or amend any Letter of Credit, the honoring or dishonoring of any demand under any Letter of Credit, or the following of Borrower’s instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto, and such action or neglect or omission will bind Borrower. In furtherance and not in limitation of the foregoing, Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or Issuing Bank may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit and may disregard any requirement in a Letter of Credit that notice of dishonor be given in a particular manner and any requirement that presentation be made at a particular place or by a particular time of day), and Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Issuing Bank shall not be responsible for the wording of any Letter of Credit (including any drawing conditions or any terms or conditions that are ineffective, ambiguous, inconsistent, unduly complicated or reasonably impossible to satisfy), notwithstanding any assistance Issuing Bank may provide to Borrower with drafting or recommending text for any letter of credit application or with the structuring of any transaction related to any Letter of Credit, and Borrower hereby acknowledges and agrees that any such assistance will not constitute legal or other advice by Issuing Bank or any representation or warranty by Issuing Bank that any such wording or such Letter of Credit will be effective. Without limiting the foregoing, Issuing Bank may, as it deems appropriate, use in any Letter of Credit any portion of the language prepared by Borrower and contained in the letter of credit application relative to drawings under such Letter of Credit. Borrower hereby acknowledges and agrees that Issuing Bank shall not be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

(h)     The obligation of Borrower to reimburse Issuing Bank for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)     ~~(b)~~ any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document,

(ii)     ~~(c)~~ the existence of any claim, counterclaim, setoff, defense (other than payment in full) or other right that ~~Borrower~~Ultimate Parent or any of its Subsidiaries may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction,

(iii)     ~~(d)~~ any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit,

(iv)     ~~(e)~~ any payment by Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not substantially or strictly comply with the terms of such Letter of Credit (including, without limitation, any requirement that presentation be made at a particular place or by a particular time of day), or any payment made by Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit,

(v)     ~~(f)~~ any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or discharge of, ~~Borrower~~Ultimate Parent or any of its Subsidiaries, or

(vi)     ~~(g)~~ the fact that any Event of Default or Unmatured Event of Default shall have occurred and be continuing.

(vii)     ~~(j)~~     Unless otherwise expressly agreed by Issuing Bank and Borrower when a Letter of Credit is issued, (i) the rules of the ISP and the UCP 600 shall apply to each standby Letter of Credit, and (ii) the rules of the UCP 600 shall apply to each commercial Letter of Credit.

(viii)     ~~(h) (i)~~     In the event of a direct conflict between the provisions of this Section 2.18 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.18 shall control and govern.

2.19     Accordion.

(a)     At any time during the period from and after the Closing Date through but excluding the date that is the one (1) year anniversary of the ~~Closing~~Fifth Amendment Effective Date, at the option of Borrower (but subject to the conditions set forth in clause (b) below), the Revolving Credit Facility Commitments and the Maximum Revolver Amount may be increased by an amount in the aggregate for all such increases of the Revolving Credit Facility Commitment and the Maximum Revolver Amount not to exceed the Available Increase Amount (each such increase, an “Increase”). Agent shall invite each Lender to increase its Revolving Credit Facility Commitment (it being understood that no Lender shall be obligated to increase its Revolving Credit Facility Commitment) in connection with a proposed Increase on the terms set forth in this Agreement, and if sufficient Lenders do not agree to increase their Revolving Credit Facility Commitment in connection with such proposed Increase, then Agent or Borrower may invite any prospective lender who is reasonably satisfactory to Agent and Borrower to become a Lender in connection with a proposed Increase. Any Increase shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof. In no event may the Revolving Credit Facility Commitment and the Maximum Revolver Amount be increased pursuant to this Section 2.19 on more than 2 occasions in the aggregate for all such Increases.

(b)     Each of the following shall be conditions precedent to any Increase of the Revolving Credit Facility Commitment and the Maximum Revolver Amount in connection therewith:

(i)     Agent or Borrower have obtained the commitment of one or more Lenders (or other prospective lenders) reasonably satisfactory to Agent and Borrower to provide the applicable Increase and any such Lenders (or prospective lenders), Borrower, and Agent have signed a joinder agreement to this Agreement (an “Increase Joinder”), in form and substance reasonably satisfactory to Agent, to which such Lenders (or prospective lenders), Borrower, and Agent are party,

(ii)     each of the conditions precedent set forth in Section 3.2 are satisfied,

(iii)     Agent shall have received form FR U-1 for each Lender fully completed and executed by Borrower, and

(iv)     Borrower has delivered to Agent updated pro forma calculations (after giving effect to the applicable Increase) for ~~Borrower~~Ultimate Parent and its Subsidiaries evidencing that: (i) the Fixed Charge Coverage Ratio for ~~JMPG and its Subsidiaries, for~~ the four consecutive fiscal quarter ~~period~~periods ending as of the last day of the fiscal quarter most recently ended prior to the Increase Date as to which financial statements were required to be delivered pursuant to this Agreement, is greater than the ratio required by Section 6.14 for such period by at least 10% of such required ratio, ~~and~~ (ii) the Liquidity ~~and Net Worth of for Loan Parties and their Subsidiaries~~, as of the Increase Date, is each greater than the respective amount required by Section 6.14 as of such date by at least 10% of such required amount and (iii) the Senior Leverage Ratio and the ratio of Net Asset Value to Total Funded Debt is each less than the ratio required by Section 6.14 as of such date by at least 10% of such required ratio.

(c)     Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Revolving Loans shall be deemed, unless the context otherwise requires, to include Revolving Loans made pursuant to the increased Revolving Credit Facility Commitment and Maximum Revolver Amount pursuant to this Section 2.19.

(d)     Each of the Lenders having a Revolving Credit Facility Commitment prior to the Increase Date (the “Pre-Increase Revolver Lenders”) shall assign to any Lender which is acquiring a new or additional Revolving Credit Facility Commitment on the Increase Date (the “Post-Increase Revolver Lenders”), and such Post-Increase Revolver Lenders shall purchase from each Pre-Increase Revolver Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in Letters of Credit on such Increase Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in Letters of Credit will be held by Pre-Increase Revolver Lenders and Post-Increase Revolver Lenders ratably in accordance with their Pro Rata Share after giving effect to such increased Revolving Credit Facility Commitments.

(e)     The Revolving Loans, Revolving Credit Facility Commitments, and Maximum Revolver Amount established pursuant to this Section 2.19 shall constitute Revolving Loans, Revolving Credit Facility Commitments, and Maximum Revolver Amount under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents. Borrower shall take any actions reasonably required by Agent to ensure and demonstrate that the Liens and security interests granted by the Loan Documents continue to be perfected under the Code or otherwise after giving effect to the establishment of any such new Revolving Credit Facility Commitments and Maximum Revolver Amount.

ARTICLE III

CONDITIONS TO LOANS

3.1     Conditions Precedent to Effectiveness. The effectiveness of this Agreement, in addition to the conditions set forth in Section 3.2 hereof, subject to the fulfillment, to the satisfaction of Agent and its counsel, of each of the following conditions on or before the Closing Date:

(a)     ~~(i)~~ Borrower shall have executed and delivered to Agent the Disclosure Statement required under this Agreement. The form and content of the Disclosure Statement shall be satisfactory to Agent;

(b)     ~~(j)~~ Agent shall have received the Reaffirmation Agreement, duly executed and delivered by each party thereto;

(c)     ~~(k)~~ Agent shall have received the Amendment Number Five to Revolving Note and Cash Subordination Agreement & Revolving Note, in form and substance reasonably satisfactory to Agent, executed and delivered by all parties thereto and in full force and effect, together with evidence, satisfactory to Agent, that FINRA approval has been obtained with respect to the amendments to the Broker/Dealer Credit Facility as set forth therein;

(d)     ~~(l)~~ Agent shall have received a certificate executed by the Secretary of Borrower to the effect that: (i) Borrower and each of its Subsidiaries has each obtained all orders, consents, approvals, and other authorizations and having made all filings and other notifications (governmental or otherwise) required in connection with the Loan Documents, other than orders, consents, approvals, authorizations, or filings the failure to obtain or file, as applicable, which could not reasonably be expected to have a Material Adverse Effect on Borrower or any of its Subsidiaries, (ii) the Governing Documents of Borrower that were provided to CNB on October 11, 2012 have not been amended since they were last provided to CNB on such date, and are in full force and effect as of the date hereof, (iii) the signature and incumbency certificate of the Responsible Officers of Borrower attached thereto as an exhibit and last provided to CNB on October 11, 2012 is true and correct as of the date hereof, and (iv) attaching a copy of the resolutions of Borrower, certified as of the Closing Date, authorizing (A) the transactions contemplated by the Loan Documents to which Borrower is or will be a party, and (B) the execution, delivery and performance by Borrower of each Loan Document to which Borrower is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

(e)     ~~(m)~~ Agent shall have received a certificate executed by the Secretary of Harvest to the effect that: (i) the Governing Documents of Harvest that were provided to CNB on October 11, 2012 have not been amended since they were last provided to CNB on such date, and are in full force and effect as of the date hereof, (ii) the signature and incumbency certificate of the Responsible Officers of Harvest attached thereto as an exhibit and last provided to CNB on October 11, 2012 is true and correct as of the date hereof, and (iii) attaching a copy of the resolutions of Harvest, certified as of the Closing Date, authorizing (A) the transactions contemplated by the Loan Documents to which Harvest is or will be a party, and (B) the execution, delivery and performance by Harvest of each Loan Document to which Harvest is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

(f)     ~~(n)~~ Agent shall have received a certificate executed by the Secretary of JMP Securities to the effect that: (i) the Governing Documents of JMP Securities that were provided to CNB on October 11, 2012 have not been amended since they were last provided to CNB on such date, and are in full force and effect as of the date hereof, (ii) the signature and incumbency certificate of the Responsible Officers of JMP Securities attached thereto as an exhibit and last provided to CNB on October 11, 2012 is true and correct as of the date hereof, and (iii) attaching a copy of the resolutions of JMP Securities, certified as of the Closing Date, authorizing (A) the transactions contemplated by the Loan Documents to which JMP Securities is or will be a party, and (B) the execution, delivery and performance by JMP Securities of each Loan Document to which JMP Securities is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

(g)     ~~(o)~~ Agent shall have received full payment of all fees set forth in the Fee Letter that are required to be paid on the Closing Date;

(h)     ~~(p)~~ Agent shall have received form FR U-1, with Part I fully completed and executed by Borrower;

(i)     ~~(q)~~ no litigation, inquiry, other action or proceeding (governmental or otherwise), or injunction or other restraining order shall be pending or overtly threatened that could have, in the reasonable opinion of Agent: (i) a material adverse effect on Borrower’s or any Guarantor’s ability to repay the Loans or (ii) a Material Adverse Effect on Borrower or any Guarantor; and

(j)     ~~(r)~~ all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance reasonably satisfactory to Agent and its counsel.

3.2     Conditions Precedent to All Extensions of Credit. The obligation of each Lender to make each Loan or issue any Letter of Credit hereunder is subject to the fulfillment, at or prior to the time of the making of such Loan or the issuance of such Letter of Credit, of each of the following conditions:

(a)     ~~(s)~~ the representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan or such Letter of Credit as though made on and as of such date (except to the extent that such representations and warranties solely relate to an earlier date);

(b)     ~~(t)~~ no Event of Default or Unmatured Event of Default shall have occurred and be continuing on the date of such Loan or such Letter of Credit, nor shall either result from the making of such Loan or the issuance of such Letter of Credit; ~~and~~

(c)     ~~(u)~~ Borrower shall have delivered to Agent a Request for Borrowing pursuant to the terms of Section 2.6 hereof; and

(d)     Borrower shall be in pro forma compliance with each of the financial covenants set forth in Section 6.14 hereof after giving effect to such Loan or Letter of Credit and the use of proceeds thereof (calculated as if such Loan or Letter of Credit were outstanding as of the last day of the immediately preceding fiscal quarter for which financial statements were most recently required to have been delivered to Agent).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF BORROWER

In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties which, except as set forth in the Disclosure Statement with a specific reference to the Section of this Article IV affected thereby, shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of each Loan (or other extension of credit) made thereafter, as though made on and as of the date of the making of such Loan (or other extension of credit), and at and as of the date of each issuance of, renewal of, or amendment to any Letter of Credit, as though made on and as of the date of the making of such Loan (or other extension of credit), and at and as of the date of such issuance of, renewal of, or amendment to any Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement and the making of the Loans (or other extension of credit) and the issuance of the Letters of Credit:

4.1     Due Organization. Borrower is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and is duly qualified to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect ~~on Borrower~~. Each Guarantor is duly organized and validly existing entity and in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified to conduct business in all jurisdictions where its failure to do so could reasonably be expected to have a Material Adverse Effect ~~on such Guarantor~~.

4.2     Interests in Borrower and its Subsidiaries.

(a)     As of the ~~Closing~~Fifth Amendment Effective Date, all of the interests in Borrower and its Subsidiaries are owned by the Persons identified in the Disclosure Statement.

(b)     Borrower may amend the Disclosure Statement with respect to this Section 4.2 to reflect changes that would not, individually or in the aggregate result in a Change of Control Event.

4.3     Requisite Power and Authorization. Borrower has all requisite power to execute and deliver this Agreement and the other Loan Documents to which it is a party, and to borrow the sums provided for in this Agreement. Each Guarantor has all requisite power to execute and deliver the Loan Documents to which it is a party. Borrower and each Guarantor has all governmental licenses, authorizations, consents, and approvals necessary to own and operate its Assets and to carry on its businesses as now conducted and as proposed to be conducted, other than licenses, authorizations, consents, and approvals that are not currently required or the failure to obtain which reasonably could not be expected to have a Material Adverse Effect ~~on Borrower or any Guarantor~~. The execution, delivery, and performance of this Agreement and the other Loan Documents have been duly authorized by Borrower and all necessary action in respect thereof has been taken, and the execution, delivery, and performance thereof do not require any consent or approval of any other Person that has not been obtained. The execution, delivery, and performance of the Loan Documents to which it is a party have been duly authorized by each Guarantor and all necessary action in respect thereof has been taken, and the execution, delivery, and performance of the Loan Documents to which a Guarantor are a party do not require any consent or approval of any other Person that has not been obtained.

4.4     Binding Agreements. This Agreement and the other Loan Documents to which Borrower is a party, when executed and delivered by Borrower, will constitute, the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, and the Loan Documents to which the Guarantors are a party, when executed and delivered by the Guarantors, will constitute, the legal, valid, and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, in each case except as the enforceability hereof or thereof may be affected by: (a) any Insolvency Proceeding, or other similar laws affecting the enforcement of creditors’ rights generally, and (b) the limitation of certain remedies by certain equitable principles of general applicability.

4.5     Other Agreements. The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party, and the execution, delivery and performance by the Guarantors of the Loan Documents to which they are a party, do not and will not: (a) violate (i) any provision of any federal (including the Exchange Act), state, or local law, rule, or regulation (including Regulations T, U, and X of the Federal Reserve Board) binding on Borrower or any Guarantor, (ii) any order of any domestic governmental authority, court, arbitration board, or tribunal binding on Borrower or any Guarantor, or (iii) the Governing Documents of Borrower or any Guarantor, or (b) contravene any provisions of, result in a breach of, constitute (with the giving of notice or the lapse of time) a default under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the Assets of Borrower or any Guarantor pursuant to, any Contractual Obligation of Borrower or any Guarantor, or (c) require termination of any Contractual Obligation of Borrower or any Guarantor, or (d) constitute a tortious interference with any Contractual Obligation of Borrower or any Guarantor.

4.6     Litigation: Adverse Facts.

(a)     There is no action, suit, proceeding, or arbitration (irrespective of whether purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, pending or, to the knowledge of Borrower, threatened in writing against or affecting Borrower or any of its Subsidiaries, that reasonably could be expected to have a Material Adverse Effect ~~on Borrower or any of its Subsidiaries~~, or reasonably could be expected to materially and adversely affect the ability of Borrower or the Guarantors to perform their respective obligations under the Loan Documents (including Borrower’s ability to repay any or all of the Obligations when due);

(b)     None of Borrower or any of its Subsidiaries is: (i) in violation of any applicable law in a manner that reasonably could be expected to have a Material Adverse Effect on such Person, or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule, or regulation of any court or of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, in a manner that reasonably could be expected to have a Material Adverse Effect ~~on such Person~~, or reasonably could be expected to materially and adversely affect the ability of Borrower or the Guarantors to perform their respective obligations under the Loan Documents (including Borrower’s ability to repay any or all of the Obligations when due); and

(c) (i) there is no action, suit, proceeding or, to the best of Borrower’s knowledge or belief, investigation pending or, to the best of Borrower’s knowledge or belief, threatened in writing against or affecting Borrower or any of its Subsidiaries that questions the validity or the enforceability of this Agreement or other the Loan Documents, and (ii) there is no action, suit, or proceeding pending against or affecting Borrower or any of its Subsidiaries pursuant to which, on the date of the making of any Loan hereunder, there is in effect a binding injunction that could materially and adversely affect the validity or enforceability of this Agreement or the other Loan Documents.

4.7     Government Consents. Other than such as may have previously been obtained, filed, or given, as applicable, no consent, license, permit, approval, or authorization of, exemption by, notice to, report to or registration, filing, or declaration with, any governmental authority or agency is required in connection with the execution, delivery, and performance by Borrower and the Guarantors of the Loan Documents to which they are a party.

4.8     Title to Assets; Liens. Except for Permitted Liens, all of the Assets of Borrower and its Subsidiaries are free from all Liens of any nature whatsoever. Except for Permitted Liens, Borrower and its Subsidiaries have good and sufficient title to all of their respective Assets reflected in their books and records as being owned by them or their nominee. Neither this Agreement, nor any of the other Loan Documents, nor any transaction contemplated under any such agreement will affect any right, title, or interest of Borrower or any of its Subsidiaries in and to any of the Assets of Borrower or any of its Subsidiaries in a manner that reasonably could be expected to have a Material Adverse Effect ~~on Borrower or any of its Subsidiaries~~.

4.9     Payment of Taxes. All tax returns and reports of Borrower and its Subsidiaries (and all taxpayers with which Borrower or its Subsidiaries is or has been consolidated or combined) required to be filed by it has been timely filed (inclusive of any permitted extensions), and all Taxes, assessments, fees, amounts required to be withheld and paid to a Governmental Authority and all other governmental charges upon Borrower and its Subsidiaries, and upon their Assets, income, and franchises, that are due and payable have been paid, except to the extent that: (a) the failure to file such returns or reports, or pay such Taxes, assessments, fees, or other governmental charges, as applicable, reasonably could not be expected to have a Material Adverse Effect ~~on Borrower or any of its Subsidiaries~~, or (b) other than with respect to Taxes, assessments, charges or claims which have become a tax Lien upon any of Borrower’s or any of its Subsidiaries’ Assets, such Tax, assessment, charge, or claim is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted, and an adequate reserve or other appropriate provision, if any, shall have been made as required in order to be in conformity with GAAP. Borrower does not know of any proposed, asserted, or assessed tax deficiency against it or any of its Subsidiaries that, if such deficiency existed and had to be rectified, reasonably could be expected to have a Material Adverse Effect ~~on Borrower or any of its Subsidiaries~~.

4.10     Governmental Regulation.

(a)     Borrower and its Subsidiaries are not, nor immediately after the application by Borrower of the proceeds of the Loans will they be, subject to regulation under the Investment Company Act of 1940, as amended, or an exemption to such regulation is available.

(b)     Borrower and each of its Subsidiaries, is, to the extent required thereby, duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”). Each of Borrower and each of its Subsidiaries is, to the extent that any such Person is required to be registered as an “investment company” under the Investment Company Act, duly registered as such thereunder or properly exempt.

(c)     Borrower is not required to be duly registered as a broker-dealer under applicable law. Each Subsidiary of Borrower that is required to be so registered is so duly registered and is a member of a self-regulatory organization, such as FINRA or is properly registered with any other Governmental Authority under applicable law.

(d)     Each Subsidiary of Borrower registered as a broker-dealer has not exceeded the business activities enumerated in any applicable restriction or membership agreement or other limitations imposed in connection with its regulations with any Governmental Authority, including the FINRA, and such registration, membership and membership agreement does not limit its ability to enter into the Loan Documents to which it is a party.

(e)     Borrower and each of its Subsidiaries and each of their respective members, partners, officers and directors, as the case may be, is duly registered, licensed or qualified as an investment adviser, broker-dealer representative, or agent in each State of the United States where the conduct of its business requires the registration, licensing, qualification or membership and is in compliance in all material respects with applicable laws requiring such registration, licensing, qualification or membership.

(f)     None of Borrower or any Guarantor is subject to regulation under the Federal Power Act, the Interstate Commerce Act, or any federal, state, or local law, rule, or regulation generally limiting its ability to incur Debt.

4.11     Disclosure. No representation or warranty of Borrower or any Guarantor contained in this Agreement or any other document, certificate, or written statement furnished to Agent or any Lender by or on behalf of Borrower with respect to the business, operations, Assets, or condition (financial or otherwise) of Borrower and the Guarantors for use solely in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact actually known to Borrower (other than matters of a general economic nature) that Borrower believes reasonably could be expected to have a Material Adverse Effect ~~on Borrower or any Guarantor~~, that has not been disclosed herein or in such other documents, certificates, and statements furnished to Agent or any Lender for use in connection with the transactions contemplated hereby. All financial projections represent, as of the date on which any other such financial projections are delivered to Agent or any Lender, ~~Borrower~~Ultimate Parent’s good faith best estimate of its and its Subsidiaries’ future performance for the periods covered thereby.

4.12     Debt. Neither Borrower nor any of its Subsidiaries has any Debt outstanding other than Debt permitted by Section 6.1 hereof.

4.13     Existing Defaults. Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, contained in any Contractual Obligation applicable to it, and no condition exists which, with or without the giving of notice or the lapse of time, would constitute a default under such Contractual Obligation, except, in any such case, where the consequences, direct or indirect, of such default or defaults, if any, reasonably could not be expected to have a Material Adverse Effect ~~on Borrower or any of its Subsidiaries~~. Neither Borrower nor any of its Subsidiaries is in violation of any law, ordinance, rule, or regulation to which it or any of its Assets is subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect ~~on Borrower or any of its Subsidiaries~~.

4.14     No Default. No Event of Default or Unmatured Event of Default has occurred and is continuing.

4.15     Immaterial Subsidiaries. ~~Alternative Capital Services LLC, a Delaware limited liability company, is the only Immaterial Subsidiary.~~As of the Fifth Amendment Effective Date, there are no Immaterial Subsidiaries.

4.16     Excluded Subsidiaries. The Disclosure Statement sets forth the Excluded Subsidiaries as of the ~~Closing~~Fifth Amendment Effective Date.

4.17     Patriot Act. To the extent applicable, Borrower is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the Loans made hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.18     OFAC. Borrower is not in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. Borrower (a) is not a Sanctioned Person or a Sanctioned Entity, (b) does not have its assets located in Sanctioned Entities, or (c) does not derive revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

ARTICLE V

AFFIRMATIVE COVENANTS OF BORROWER

Borrower covenants and agrees that, so long as any portion of the Revolving Credit Facility Commitments under this Agreement shall be in effect and until payment, in full, of the Loans, with interest accrued and unpaid thereon, any other Obligations (including Obligations in respect of Letters of Credit and Bank Product Obligations) and any other amounts due hereunder, and except as set forth in the Disclosure Statement with specific reference to the Section of this Article V affected thereby concerning matters which do not conform to the covenants of this Article V, Borrower will, and will cause each of its Subsidiaries to do each and all of the following:

5.1     Accounting Records and Inspection. (a) Maintain adequate financial and accounting books and records in accordance with sound business practices and GAAP consistently applied, (b) permit any representative of Agent upon reasonable notice to Borrower, at any time during usual business hours, to inspect, audit, and examine such books and records and to make copies and take extracts therefrom, and to discuss its affairs, financing, and accounts with Borrower’s or the applicable Subsidiary’s officers and independent public accountants; provided, that so long as no Event of Default has occurred and is continuing, Agent shall not conduct more than one such financial inspection, audit, and examination during any calendar year, and (c) furnish Agent with any information reasonably requested by Agent regarding Borrower’s or its Subsidiaries’ business or finances promptly upon request.

5.2     Financial Statements and Other Information. Furnish to Agent:

(a)     Within 120 days after the end of each fiscal year of ~~Borrower~~Ultimate Parent, an annual report containing ~~a statement~~consolidated statements of assets, liabilities, and capital of ~~JMPG or~~ Ultimate Parent~~, if applicable,~~ and ~~their respective~~its Subsidiaries as of the end of such fiscal year, and consolidated statements of operations and cash flows of ~~JMPG or~~ Ultimate Parent~~, if applicable,~~ and ~~their respective~~its Subsidiaries~~,~~ for the year then ended, all of which shall be accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by ~~Borrower~~Ultimate Parent and satisfactory to Agent (which opinion shall be without (i) a “going concern” or like qualification or exception, (ii) any qualification or exception as to the scope of such audit, or (iii) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 6.14)~~, together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their audit of such financial statements, they have not obtained any knowledge of the existence of an Event of Default under Section 6.14 and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default under Section 6.14, describing the nature thereof~~;

(b)     Within 45 days after the end of each of the first three quarters of each fiscal year of ~~Borrower, a Borrower~~Ultimate Parent, an unaudited, management-prepared financial report containing a consolidated statement (and if requested by Agent, a consolidating statement) of assets, liabilities, and capital, ~~and statements~~a consolidated statement (and if requested by Agent, a consolidating statement) of operations and a consolidated statement of cash flows of ~~JMPG or~~ Ultimate Parent~~, if applicable,~~ and ~~their respective~~its Subsidiaries, in each case for the period then ended;

(c)     ~~Within 45 days after the end of each quarter of each fiscal year of Borrower,~~Concurrently with the delivery of the financial statements required to be delivered pursuant to clauses (a) and (b) of this Section 5.2, a Compliance Certificate duly executed by the chief financial officer of ~~Borrower~~Ultimate Parent listing any new Subsidiaries formed or acquired by ~~Borrower~~Ultimate Parent or any of its Subsidiaries from and after the date of the prior Compliance Certificate if Borrower elects to designate such Subsidiaries as Excluded Subsidiaries, and stating that he or she has individually reviewed the provisions of this Agreement and the other Loan Documents, that (i) the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of ~~Borrower~~Ultimate Parent and its Subsidiaries, (ii) ~~JMPG or Ultimate Parent, if applicable, and their respective Subsidiaries are~~Borrower is in compliance with the financial covenants set forth in Section 6.14 and attaching the calculations of such financial covenants as of the end of such fiscal quarter, (iii) a review of the activities of ~~Borrower~~Ultimate Parent and its Subsidiaries during such year or quarterly period, as the case may be, has been made by or under such individual’s supervision, with a view to determining whether ~~Borrower and such Subsidiaries~~the Loan Parties have fulfilled all of its obligations under this Agreement, and the other Loan Documents, that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if an Event of Default or Unmatured Event of Default has so occurred and is continuing, specifying all such defaults and events of which such individual may have knowledge or belief, and (iv) ~~Borrower has~~the Loan Parties have negotiated all transactions described in Section 6.8, other than transactions in de minimis amounts, in good faith and on an arm’s length basis;

(d)     if not otherwise provided pursuant to clause (a) or (b), above, as applicable, then, contemporaneously with each quarterly and year-end financial report required by clauses (a) and (b) of this Section 5.2, a certificate of the chief financial officer of ~~Borrower~~Ultimate Parent separately identifying and describing all Contingent Obligations of ~~Borrower~~Ultimate Parent and its Subsidiaries that could reasonably be expected to result in payments (individually or in the aggregate) of greater than $5,000,000;

(e)     within 60 days after the beginning of each fiscal year of Ultimate Parent, a forecasted consolidated profit and loss statement for Ultimate Parent and its Subsidiaries on a basis consistent with Ultimate Parent’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions, for such fiscal year, quarter by quarter, certified by the chief financial officer of Ultimate Parent as being such officer’s good faith estimate of the consolidated financial performance of Ultimate Parent and its Subsidiaries during the period covered thereby;

(f)     notice, as soon as possible and, in any event, within 5 days after Borrower has knowledge, of the occurrence of any Event of Default or any Unmatured Event of Default. In any such event, Borrower also shall supply Agent with a statement from ~~Borrower~~Ultimate Parent’s chief financial officer or general counsel setting forth the details thereof and the action that ~~Borrower~~Ultimate Parent or its applicable Subsidiary proposes to take with respect thereto;

(~~f~~g)     as soon as practicable, any written report pertaining to material items in respect of ~~Borrower~~Ultimate Parent’s and its Subsidiaries’ internal control matters submitted to ~~Borrower~~Ultimate Parent or such Subsidiary by its independent accountants in connection with each annual audit of the financial condition of ~~Borrower~~Ultimate Parent and its Subsidiaries;

(~~g~~h)     as soon as practicable, written notice of any condition or event which has resulted or reasonably could be expected to result in: (i) a Material Adverse Effect ~~on Borrower or any of its Subsidiaries;~~ or (ii) a material breach of, or noncompliance with, any material term, condition, or covenant of any Contractual Obligation of Borrower or any of its Subsidiaries, if such breach or noncompliance could reasonably be expected to result in a Material Adverse Effect;

(~~h~~i)      promptly upon becoming aware of any Person’s seeking to obtain or threatening in writing to seek to obtain a decree or order for relief with respect to Borrower or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, a written notice thereof specifying what action Borrower is taking or proposes to take with respect thereto;

(~~i~~j)     promptly, copies of all material amendments to the Governing Documents of ~~Borrower or any of its Subsidiaries~~any Loan Party;

(~~j~~k)     prompt notice of:

(i)     all legal or arbitral proceedings, and all proceedings by or before any governmental or regulatory authority or agency, against or, to the knowledge of Borrower, threatened in writing against or affecting Borrower or any of its Subsidiaries which, if adversely determined, reasonably could be expected to have a Material Adverse Effect ~~on Borrower or any of its Subsidiaries~~, or on the timely payment of the principal of or interest on the Loans, or the enforceability of this Agreement or the other Loan Documents, or the rights and remedies of the Lender Group hereunder or thereunder, as applicable; and

(ii)     the issuance by any United States of America federal or state court or any United States of America federal or state regulatory authority of any injunction, order, or other restraint prohibiting, or having the effect of prohibiting or delaying, the making of the Loans, or the institution of any litigation or similar proceeding seeking any such injunction, order, or other restraint;

(~~k~~l)     upon request by Agent and, within 5 Business Days after the filing thereof, upon the occurrence and during the continuation of an Event of Default or Unmatured Event of Default, copies of Focus Reports for JMP Securities and each of its Subsidiaries;

(~~l~~m)     promptly, such other information and data with respect to Borrower or any of its Subsidiaries, as from time to time may be reasonably requested by Agent.

5.3     Existence. Preserve and keep in full force and effect, at all times, its existence.

5.4     Payment of Taxes and Claims. Pay all Taxes, assessments, and other governmental charges imposed upon it or any of its Assets or in respect of any of its businesses, incomes, or Assets before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials, and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its Assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that, other than with respect to Taxes, assessments, charges or claims which have become secured by a tax Lien upon any of Borrower’s or any of its Subsidiaries’ Assets, no such Tax, assessment, charge, or claim need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision, if any, shall have been made there for as required in order to be in conformity with GAAP.

5.5     Compliance with Laws. Comply in all material respects with the requirements of all applicable laws, rules, regulations (including Regulations T, U and X of the Federal Reserve Board), and orders of any governmental authority, noncompliance with which could reasonably be expected to have a Material Adverse Effect ~~on Borrower or any of its Subsidiaries~~.

5.6     Further Assurances. At any time or from time to time upon the request of Agent, execute and deliver such further documents and do such other acts and things as Agent may reasonably request in order to effect fully the purposes of this Agreement or the other Loan Documents and to provide for payment of the Loans made hereunder, with interest thereon, in accordance with the terms of this Agreement.

5.7     Formation of Subsidiaries.

(a)      At the time that (x) Borrower or any Guarantor forms any Subsidiary or acquires any Subsidiary after the Closing Date (in each case other than an Immaterial Subsidiary or any Excluded Subsidiary, as determined by Section 5.7(b)), or (y) any Subsidiary of Borrower or any Guarantor that is not a Guarantor is no longer an Immaterial Subsidiary or an Excluded Subsidiary, (a) cause such new Subsidiary (or former Immaterial Subsidiary or an Excluded Subsidiary) to provide to Agent a Guaranty and a Security Agreement, a joinder to the Intercompany Subordination Agreement and the Stock Pledge Agreement, together with such other security documents, as well as appropriate UCC-1 financing statements, all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary (or former Immaterial Subsidiary or Excluded Subsidiary)), (b) provide to Agent a pledge agreement or a supplement to an existing Stock Pledge Agreement and appropriate certificates and powers or UCC-1 financing statements, hypothecating all of the direct or beneficial ownership interest of Borrower or a Guarantor in such new Subsidiary (or former Immaterial Subsidiary or Excluded Subsidiary), in form and substance satisfactory to Agent, (c) if such Subsidiary is a limited liability company or limited partnership formed under the laws of Delaware, include in the limited liability company agreement, limited partnership agreement, or other similar Governing Documents language substantively similar to the provisions of Sections 7(e) and 7(f) of the Stock Pledge Agreement, and (d) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 5.7 shall be a Loan Document. The foregoing to the contrary notwithstanding, such new Subsidiary shall not be required to execute and deliver a Guaranty or a Security Agreement or a joinder to the Stock Pledge Agreement, and neither Borrower nor any Guarantor, as applicable, shall be required to pledge more than 66% of the voting stock of such Subsidiary to the extent that (x) such Subsidiary is a Foreign Subsidiary, and (y) Borrower would incur material adverse tax consequences therefrom; provided, however, that if such Subsidiary is a Foreign Subsidiary, Borrower or such Guarantor, as applicable, must deliver such documents as required by this Section 5.7 within sixty (60) days of the date such entity was deemed to be a Subsidiary.

(b) Within 30 days after the date when Borrower delivers a Compliance Certificate to Agent in accordance with Section 5.2(c) that lists one or more Subsidiaries that Borrower elects to be designated as an Excluded Subsidiary (“Response Period”), Agent shall have the right to (i) deliver a notice to Borrower indicating that Agent accepts Borrower’s proposal to designate such Subsidiary as an Excluded Subsidiary or (ii) deliver a notice to Borrower indicating that Agent objects to Borrower’s proposal to designate such Subsidiary as an Excluded Subsidiary. If Agent accepts such proposal within the Response Period or fails to respond to Borrower’s proposal within the Response Period, such Subsidiary shall be deemed to constitute an Excluded Subsidiary from and after the date of formation until such time such Subsidiary is no longer an Excluded Subsidiary. If Agent objects to Borrower’s proposal within the Response Period, such Subsidiary shall be deemed an Exclusive Subsidiary from and after the date of formation until thirty (30) days after the date when Borrower receives a written notice indicating that Agent objects to Borrower’s proposal and, thereafter, such Subsidiary shall no longer be an Excluded Subsidiary and Borrower and such Subsidiary shall comply with Section 5.7(a) above.

ARTICLE VI

NEGATIVE COVENANTS OF BORROWER

Borrower covenants and agrees that, so long as any portion of the Revolving Credit Facility Commitments under this Agreement shall be in effect and until payment, in full, of the Loans, with interest accrued and unpaid thereon, any other Obligations (including Obligations in respect of Letters of Credit and Bank Product Obligations) and any other amounts due hereunder, and any other amounts due hereunder, and except as set forth in the Disclosure Statement with specific reference to the Section of this Article VI affected thereby concerning matters which do not conform to the covenants of this Article VI, Borrower will not, and will not permit any of its Subsidiaries to do any of the following:

6.1     Debt. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Debt, except:

(a)     ~~(v)~~ the Obligations and any other Debt evidenced by this Agreement and the other Loan Documents;

(b)     ~~(w)~~ Capitalized Lease Obligations incurred in the ordinary course of business, in an aggregate outstanding amount not in excess of $250,000 at any one time;

(c)     ~~(x)~~ Contingent Obligations resulting from the endorsement of instruments for collection in the ordinary course of business;

(d)     ~~(y)~~ Permitted Acquired Indebtedness;

(e)     ~~(z)~~ Debt in respect of ~~Earnout~~Earn-Out Arrangements, not to exceed $2,000,000 in the aggregate at any time, and Seller Notes incurred in connection with a Permitted Acquisition;

(f)     ~~(aa)~~ Debt consisting of loans or advances from time to time made by ~~Borrower~~Ultimate Parent or its Subsidiaries to JMP Securities in an aggregate outstanding amount at any one time not to exceed $15,000,000;

(g)     ~~(bb)~~ Debt incurred by JMP Securities and owed to Agent consisting of loans or advances from time to time made in connection with underwriting advances or lines of credit that are subject to the applicable FINRA form, that are advanced to JMP Securities to permit it to meet its net capital requirements under applicable FINRA rules or under SEC Rule 15c3-1, so long as (y) no Event of Default or Unmatured Event of Default has occurred and is continuing at the time that such Debt is proposed to be incurred or would result therefrom and (z) no more than $15,000,000 of such loans is funded from the direct or indirect proceeds of a Borrowing under this Agreement;

(h)     ~~(cc) Debt of the CLO Entity;~~[Intentionally omitted];

(i)     ~~(dd)~~ Advances by ~~Borrower or~~ any Subsidiary of ~~its Subsidiaries to Borrower~~Ultimate Parent to Ultimate Parent, any Subsidiary~~, any~~ or Affiliate of Ultimate Parent or ~~an~~any Excluded Fund for the purpose of funding overhead and other operating expenses, so long as (x) the aggregate amount of such advances made by a Loan Party during any fiscal year of ~~Borrower~~Ultimate Parent does not exceed $1,000,000 and (y) no Event of Default or Unmatured Event of Default has occurred and is continuing at the time that such Debt is proposed to be incurred or would result therefrom;

(j)     ~~(ee)~~ Intercompany Debt advanced by ~~an Obligor~~a Loan Party to a domestic ~~Obligor~~Loan Party, so long as such domestic ~~Obligor~~Loan Party is party to the Intercompany Subordination Agreement;

(k)     ~~(ff)~~ Guarantees by ~~Borrower~~any Loan Party of any Debt of ~~a Guarantor~~any other Loan Party otherwise permitted hereunder ~~and guarantees by any Guarantor of any Debt of Borrower or another Guarantor otherwise permitted hereby~~ (in each case, other than Permitted Acquired Indebtedness);

(l)     ~~(gg)~~ Reimbursement obligations in respect of letters of credit issued after the Final Revolving Commitment Termination Date, to the extent that CNB elects not to issue such letters of credit under this Agreement (it being understood that if CNB does not notify Borrower that it has elected to issue such letters of credit under this Agreement within four (4) Business Days after the date when CNB receives a written request therefor from Borrower, CNB shall be deemed to have elected not to issue the requested letter of credit);

(m)     ~~(hh)~~ any Refinancing Debt in respect of any Debt identified on the Disclosure Statement with respect to this Section 6.1, or Debt described above in clauses (b), (d) or (l); and

(n)     ~~(ii) Debt incurred by JMPCC and payable to JMPG~~other Debt not otherwise permitted under this Section 6.1 in an aggregate principal amount ~~of $10,000,000.~~not to exceed $2,000,000 at any one time outstanding.

6.2     Liens.

(a) Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its Assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Liens, or

(b)     enter into, assume, or permit to exist any agreement to refrain from granting Liens to or for the benefit of Agent, other than ~~such agreements by JMP Securities~~Permitted Negative Pledges;

6.3     Investments. Make or own, directly or indirectly, any Investment in any Person, except Permitted Investments; provided, however, that the ~~Obligors~~Loan Parties shall not have Permitted Investments in Deposit Accounts or Securities Accounts (other than such Deposit Accounts or Securities Accounts maintained with Agent) in an aggregate amount in excess of $250,000 at any one time unless the applicable ~~Obligor~~Loan Party and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent’s Liens in such Permitted Investments; provided further, that notwithstanding anything to the contrary contained herein, in no event shall the aggregate amount of all such Permitted Investments in, together with the aggregate amount of all transfers or dispostions to, any Specified Guarantor exceed $10,000,000 at any time.

6.4     [Intentionally Omitted].

6.5     Dividends. If an Event of Default or Unmatured Event of Default has occurred and is continuing or would result from any of the following, make or declare, directly or indirectly, any dividend (in cash, return of capital, or any other form of Assets) on, or make any other payment or distribution on account of, or set aside Assets for a sinking or other similar fund for the purchase, redemption, or retirement of, or redeem, purchase, retire, or otherwise acquire any interest of any class ~~in Borrower~~of its Securities, whether now or hereafter outstanding, or grant or issue any warrant, right, or option pertaining thereto, or other security convertible into any of the foregoing, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Assets or in obligations (collectively, a “Distribution”); provided that, at all times, irrespective of whether an Event of Default or Unmatured Event of Default has occurred and is continuing or would result from any of the following, (a) any direct or indirect Subsidiary ~~may make such a Distribution to any Guarantor or to Borrower; (b) any Subsidiary of Borrower~~of Ultimate Parent may make Distributions to any other Subsidiary of Ultimate Parent (and, in the case of any Subsidiary making such Distribution that is not, directly or indirectly, wholly-owned by Ultimate Parent, such Subsidiary may make Distributions to such other owners of such Subsidiary’s Securities in an amount that is proportionate to (or less than proportionate to) to the Distributions made to each Subsidiary that is, directly or indirectly, wholly-owned by Ultimate Parent on a proportionate or less than proportionate basis (determined according to such other owners’ and such wholly-owned Subsidiaries’ proportionate ownership of the Securities of the Subsidiary making the Distribution); (b) any Subsidiary of Ultimate Parent that is or intends to be a Real Estate Investment Trust, a Business Development Company or any other entity whose tax treatment is dependent on distributions of income can make such Distributions that are necessary to enable such Subsidiary to maintain such tax treatment; and (c) ~~in no event will Borrower be permitted to redeem, repurchase or otherwise acquire its outstanding Securities (i) if an Event of Default or~~any Subsidiary of Ultimate Parent may make Distributions to Ultimate Parent solely for the purpose of permitting Ultimate Parent to pay dividends to the holders of its Securities that have been previously declared by Ultimate Parent so long as such Distribution would have been permitted to be made by such Subsidiary on the date Ultimate Parent declared such dividends (and notwithstanding any intervening Event of Default, Unmatured Event of Default ~~has occurred and is continuing or would result therefrom, or (ii) to the extent that the aggregate amount paid by Borrower in connection with all such redemptions, repurchases or other acquisitions of its Securities (after giving effect to the proposed redemption, repurchase or other acquisition) would exceed $5,000,000.~~or other event occurring after such declaration date).

6.6     Restriction on Fundamental Changes. Change its name, change the nature of its business from that conducted by the Loan Parties on the date of this Agreement (and other ancillary businesses reasonably related thereto), enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its partnership interests (whether limited or general) or membership interests, as applicable, or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or Assets, whether now owned or hereafter acquired except:

(a)     ~~(jj) Borrower~~any Loan Party or any of its Subsidiaries may sell Assets in accordance with the provisions of Section 6.7 hereof;

~~(kk)     [Intentionally omitted.]~~

~~(ll)     Borrower or any of its Subsidiaries may offer or sell its membership interests to its employees so long as the aggregate voting power of the membership interests purchased by such employees does not exceed 49% of the aggregate voting power of the membership interests of each of Borrower or any of its Subsidiaries, as applicable;~~

(b)     ~~(mm)~~ upon 10 days prior written notice to Agent, ~~Borrower~~any Loan Party or any its Subsidiaries may change its name;

(c)     ~~(nn)~~ Any Subsidiary of ~~Borrower~~Ultimate Parent may merge into another Subsidiary~~,~~ of Ultimate Parent; provided that (x) if any Subsidiary ~~may merge with~~that is not a Guarantor~~, as long as the~~ merges with any Guarantor ~~is the surviving entity and Borrower and JMP Holdings, Inc. may merge, so long as (x) a Change of Control Event does not result therefrom and (y) the survivor thereof assumes~~, then the surviving entity shall either be such Guarantor or shall comply with the requirements of Section 5.7 and (y) if any Subsidiary merges with Borrower, then the surviving entity shall either be Borrower or shall assume Borrower’s obligations under the Loan Documents and agrees to be bound hereby and thereby; and

(~~f~~d)     Any Guarantor or JMP Securities may enter into a recapitalization with respect to its membership interests or Securities, so long as ~~Borrower~~a Loan Party remains the managing member of such ~~Subsidiary and holds a majority~~Guarantor or JMP Securities and all of the voting interest in such ~~Subsidiary~~Guarantor or JMP Securities.

6.7     Sale of Assets. Sell, assign, transfer, convey, or otherwise dispose of all or any part of its Assets, whether now owned or hereafter acquired, except for:

(a)     the sale or other disposition of any of the businesses or Assets ~~of Borrower~~(other than CLO Preference Shares) of any Loan Party or any of its Subsidiaries in the ordinary course of business, for not less than the fair value thereof, to the extent that the fair market value of the foregoing does not exceed $5,000,000 in the aggregate in any fiscal year ~~(other than sales and dispositions of Investments by JMP Securities in publicly traded securities in the ordinary course of business)~~;

(b)     involuntary sales or other involuntary dispositions of any of the businesses or Assets of ~~Borrower~~any Loan Party or any of its Subsidiaries;

(c)     dispositions of Cash Equivalents for not less than the fair market value thereof; ~~and~~

(d)     dispositions by any Subsidiary of Ultimate Parent (other than a Loan Party) to another Subsidiary of Ultimate Parent, Borrower or a Guarantor, dispositions by Borrower to a Guarantor organized under the laws of a state within the United States and dispositions by a Guarantor to Borrower~~.~~ or to any other Guarantor;

(e)     Permitted Liens, Permitted Investments, Distributions permitted under Section 6.5 and transactions permitted under Section 6.6;

(f)     issuance or dispositions of any Securities issued by any Guarantor that, as of the date of such issuance or disposition, is a Specified Guarantor, so long as (i) the proceeds of any such disposition or issuance shall be paid to a Loan Party, (ii) that any such issuance or disposition is for fair market value and (iii) the Specified Guarantors whose Securities were issued or were disposed of in reliance on this clause (f) in any trailing twelve-month period in the aggregate do not have assets with a book value greater than $10,000,000; and

(g)     sales and dispositions of Investments by JMP Securities in publicly traded securities in the ordinary course of business.

If the Securities of a Specified Guarantor are issued or disposed of in a transaction permitted under clause (f) above, unless otherwise agreed by Borrower and Agent, such Specified Guarantor shall be automatically released from its obligations under its Guaranty and the other Loan Documents to which it is a party, and Agent’s Lien on the assets of such Specified Guarantor created under any of the Loan Documents shall be automatically released and terminated. Agent shall take such actions as are necessary to effect and evidence each release described in this paragraph.

6.8     Transactions with Shareholders and Affiliates. Enter into or permit to exist, directly or indirectly, any transaction (including the purchase, sale, lease, or exchange of any Asset or the rendering of any service) with any holder of 5% or more of any class of ~~equity interests~~Securities of Borrower or any of its Subsidiaries or Affiliates, or with any Affiliate of Borrower or of any such holder, on terms that are less favorable to ~~Borrower~~a Loan Party or any of its Subsidiaries than those terms that might be obtained at the time from Persons who are not such a holder, Subsidiary, or Affiliate, or if such transaction is not one in which terms could be obtained from such other Person on terms that are not negotiated in good faith on an arm’s length basis.

6.9     Conduct of Business. Engage in any business other than the businesses in which it is permitted to conduct under its Governing Documents, or any businesses or activities substantially similar or related thereto.

6.10     Amendments or Waivers of Certain Documents; Actions Requiring the Consent of Agent. Without the prior written consent of Agent which consent shall not unreasonably be withheld, agree to any amendment to or waiver of the terms or provisions of its Governing Documents except for: (i) immaterial amendments or waivers permitted by such Governing Documents not requiring the consent of the holders of the Securities in ~~Borrower or the applicable Subsidiary~~any Loan Party or any of its Subsidiaries, as applicable; (ii) amendments or waivers which would not, either individually or collectively, be materially adverse to the interests of the Lender Group, Borrower or the applicable Subsidiary; or (iii) amendments required to permit the consummation of a transaction permitted by Section 6.6.

6.11     Use of Proceeds. Use the proceeds of ~~(i) up to $5,000,000 of any~~ Revolving Loans made hereunder for any purpose other than, consistent with the terms and conditions hereof, to fund the Permitted Investments described in clauses (d), (g), (i), (j), (k), (l) and (m), to the extent that (except in the case of clauses (g) and (i)) (1) such amounts are used to make Investments in a CLO Entity, (2) the proceeds of such Investments are used by the recipient of such Investments, directly or indirectly, to fund or acquire loans made to Persons who are not Affiliates of Borrower, (3) any repayment of any such loans that are funded or acquired with the proceeds of a Revolving Loan are used either to fund or acquire additional loans described in subclause (2) above or to fund a distribution to the holders of the applicable CLO Entity’s CLO Notes (with any such distribution that is received by Ultimate Parent or any of its Subsidiaries being paid promptly in immediately available funds to a Loan Party) and (4) any distributions on account of such Investments (to the extent such Investments are funded with the proceeds of Revolving Loans) are distributed to a Loan Party; provided, however, that up to $5,000,000 of Revolving Loans may be used, on a revolving basis and consistent with the terms and conditions hereof, to fund Permitted Investments, to fund Permitted Acquisitions and to fund Borrower’s working capital needs in the ordinary course of its business~~, and (ii) all other Revolving Loans made hereunder for any purpose other than by Borrower to make Investments in Harvest and by Harvest to make Investments in loans that are made to Persons that are not Affiliates of Borrower~~.

6.12     Misrepresentations. Furnish Agent any certificate or other document required hereunder that: (a) contains any untrue statement of material fact; or (b) omits to state a fact necessary to make it not materially misleading in light of the circumstances under which it was furnished.

6.13     Margin Regulation. Use any portion of the proceeds of any of the Loans in any manner which might cause the Borrowing, the application of such proceeds, or the transactions contemplated by this Agreement to violate Regulations T, U or X of the Federal Reserve Board, or any other regulation of such board, or to violate the Exchange Act, or to violate the Investment Company Act of 1940.

6.14     Financial Covenants.

(a)     Fixed Charge Coverage Ratio. Fail to maintain ~~for of JMPG or Ultimate Parent, if applicable, and their respective Subsidiaries~~ a Fixed Charge Coverage Ratio, measured as of the last day of each fiscal quarter of ~~JMPG or~~ Ultimate Parent~~, if applicable, during such period, for each twelve month period ending on any such date~~, of at least 1.25:~~1.00.~~1.00 for any such four-quarter period.

(b)     ~~[Intentionally Omitted].~~ Maximum Senior Leverage Ratio. Fail to maintain a Senior Leverage Ratio, measured as of the last day of each fiscal quarter of Ultimate Parent, of no greater than 2.25:1.00 as of the end of any such fiscal quarter.

(c)     Minimum ~~Net Worth~~Liquidity to Debt Service Ratio. Fail to maintain ~~Net Worth for JMPG or Ultimate Parent, if applicable, and their respective Subsidiaries,~~a Liquidity to Debt Service Ratio, measured as of the last day of each fiscal quarter of ~~JMPG or~~ Ultimate Parent~~, if applicable~~, of at least ~~$80,000,000.~~1.25:1.00 as of the end of any such fiscal quarter.

~~(d)     Minimum Interest Coverage Ratio. Fail to maintain an Interest Coverage Ratio for JMPG or Ultimate Parent, if applicable, and their respective Subsidiaries, measured as of the last day of each fiscal quarter of JMPG or Ultimate Parent ending on or before March 31, 2016, if applicable during such period, for each twelve month period ending on any such date, of at least 2.00:1.00.~~

~~(e)     Minimum Liquidity. Fail to maintain Liquidity for Loan Parties and their Subsidiaries at all times of at least an amount equal to the sum of (i) the principal amount of all outstanding Loans, plus (ii) the Letter of Credit Usage, plus (iii) $20,000,000.~~

(d)      Minimum Net Asset Value. Fail to maintain at any time a ratio of Net Asset Value to Total Funded Debt outstanding of at least 1.35 to 1.00.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

7.1     Events of Default. The occurrence of any one or more of the following events, acts, or occurrences shall constitute an event of default (“Event of Default”) hereunder:

(a)     Failure to Make Payments When Due. Borrower shall fail to pay any amount owing hereunder with respect to the principal of any of the Loans or Obligations in respect of Letters of Credit when such amount is due or Borrower shall fail to pay any amount owing hereunder with respect to, interest on any of the Loans, or with respect to any other Obligations or other amounts (including fees, costs, or expenses) payable in connection herewith or the other Loan Documents, within three (3) Business Days of the date when such amount is due, whether at stated maturity, by acceleration, or otherwise;

(b)     Breach of Certain Covenants.

(i)     Borrower shall fail to perform or comply fully with any covenant, term, or condition contained in Sections 5.1(b) or 5.8 or Article VI; or

(ii)     Borrower shall fail to perform or comply fully with any covenant, term, or condition contained in Sections 5.1(a), 5.2(a), (b), (c), (d), (e), (f), or 5.4 (except with respect to unpaid Taxes in an aggregate amount less than $25,000), of this Agreement and such failure shall not have been remedied or waived within 10 days after the occurrence thereof;

(iii)     Borrower shall fail to perform or comply fully with any covenant, term, or condition contained in Sections 5.1(c), 5.6 or 5.7 of this Agreement and such failure shall not have been remedied or waived within 20 days after the occurrence thereof (except with respect to any Foreign Subsidiary in connection with Section 5.7, in which case such cure period shall be 30 days);

(iv) Borrower shall fail to perform or comply fully with any covenant, term, or condition contained in Section 5.4 (with respect to unpaid Taxes in an aggregate amount less than $25,000) of this Agreement and such failure shall not have been remedied or waived within 30 days after the occurrence thereof

(v) Borrower or any Guarantor shall fail to perform or comply fully with any other covenant, term, or condition contained in this Agreement or other Loan Documents (other than any Bank Product Agreement with respect to Credit Card Services), to which it is a party and such failure shall not have been remedied or waived within 45 days after the occurrence thereof; provided, however, that this clause (iv) shall not apply to: (1) the covenants, terms, or conditions referred to in any other subsections of this Section 7.1; or (2) the covenants, terms, or conditions referred to in clauses (i), (ii), (iii) or (iv) above of this subsection (b);

(c)     Breach of Representation or Warranty. Any financial statement, representation, warranty, or certification made or furnished by Borrower under this Agreement or in any statement, document, letter, or other writing or instrument furnished or delivered by or on behalf of Borrower or any Guarantor to Agent or any Lender pursuant to or in connection with this Agreement or any other Loan Document to which it is a party, or as an inducement to the Lender Group to enter into this Agreement or any other Loan Document shall have been false, incorrect, or incomplete when made, effective, or reaffirmed, as the case may be in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof);

(d)     Involuntary Bankruptcy.

(i)     If an Insolvency Proceeding is commenced against Borrower or any of its Subsidiaries under any other applicable law and any of the following events occur: (1) such Person consents to the institution of such Insolvency Proceeding against it; (2) the petition commencing the Insolvency Proceeding is not timely controverted; (3) the petition commencing the Insolvency Proceeding is not dismissed within 45 days of the date of the filing thereof; provided, however, that, during the pendency of such period, the Lender Group shall be relieved of its obligation to make additional Loans; (4) an interim trustee is appointed to take possession of all or a substantial portion of the Assets of Borrower or any of its Subsidiaries; or (5) an order for relief shall have been issued or entered therein;

(ii)     A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, custodian, trustee, or other officer having similar powers over Borrower or any of its Subsidiaries to take possession of all or a substantial portion of its Assets shall have been entered and, within 45 days from the date of entry, is not vacated, discharged, or bonded against, provided, however, that, during the pendency of such period, the Lender Group shall be relieved of its obligation to make additional Loans;

(e)     Voluntary Bankruptcy. Borrower or any of its Subsidiaries shall institute an Insolvency Proceeding; Borrower or any of its Subsidiaries shall file a petition, answer, or complaint or shall otherwise institute any similar proceeding under any other applicable law, or shall consent thereto; Borrower or any of its Subsidiaries shall consent to the conversion of an involuntary case to a voluntary case; or Borrower or any of its Subsidiaries shall consent or acquiesce to the appointment of a receiver, liquidator, sequestrator, custodian, trustee, or other officer with similar powers to take possession of all or a substantial portion of its Assets; Borrower or any of its Subsidiaries shall generally fail to pay debts as such debts become due or shall admit in writing its inability to pay its debts generally; or Borrower or any of its Subsidiaries shall make a general assignment for the benefit of creditors;

(f)     Dissolution. Any order, judgment, or decree shall be entered decreeing the dissolution of Borrower, any Guarantor or JMP Securities, and such order shall remain undischarged or unstayed for a period in excess of 45 days;

(g)     Change of Control. A Change of Control Event shall occur;

(h)     Judgments and Attachments. Borrower or any of its Subsidiaries shall suffer any money judgment, writ, or warrant of attachment, or similar process involving payment of money in an amount in excess of $250,000 (except to the extent payment in full above any applicable deductible is fully covered by insurance (so long as no reservation of rights has been made by the insurer in connection with such coverage)), and shall not discharge, vacate, bond, or stay the same within a period of 45 days;

(i)     Cross-Default. There is a default in any agreement to which Borrower or any of its Subsidiaries is a party and such default (a) involves amounts in excess of $250,000 and (b) either (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of such Borrower’s or such Subsidiaries’ obligations thereunder or to terminate such agreement, unless such right is waived in writing by such other party;

(j)     If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by any Guarantor thereunder;

(k)     [Intentionally Omitted.]

(l)     [Intentionally Omitted.]

(m)     If Borrower or any of its Subsidiaries makes any payment on account of Debt that has been contractually subordinated in right of payment to the payment of the Obligations and any other Debt evidenced by this Agreement or any other Loan Document, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Debt;

(n)     If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Assets covered hereby or thereby;

(o)     Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower or any Guarantor, or a proceeding shall be commenced by Borrower or any Guarantor, or by any Governmental Authority having jurisdiction over Borrower or any Guarantor, seeking to establish the invalidity or unenforceability thereof, or Borrower or any Guarantor shall deny that Borrower or any Guarantor has any liability or obligation purported to be created under any Loan Document; or

(p)     If any loan under the Broker/Dealer Credit Facility remains outstanding for more than 30 days.

7.2     Remedies. Upon the occurrence of an Event of Default:

(a)     If such Event of Default arises under subsections (d) or (e) of Section 7.1 hereof, then the Revolving Credit Facility ~~Commitment hereunder~~Commitments immediately shall automatically terminate and the unpaid principal amount of and any accrued and unpaid interest on the Loans and any other amounts owing hereunder or under the other Loan Documents automatically shall become immediately due and payable, without presentment, demand, protest, notice, or other requirements of any kind, all of which are hereby expressly waived by Borrower; and

(b)     In the case of any other Event of Default, Agent may, and, at the request of the Required Lenders, shall, by written notice to Borrower, declare the Revolving Credit Facility ~~Commitment hereunder~~Commitments terminated and the unpaid principal amount of and any accrued and unpaid interest on the Loans and any other amounts owing hereunder or under the Loan Documents to be, and the same immediately shall become due and payable, without presentment, demand, protest, further notice, or other requirements of any kind, all of which are hereby expressly waived by Borrower.

Upon acceleration, Agent (without notice to or demand upon Borrower, which are expressly waived by Borrower to the fullest extent permitted by law), shall be entitled to, and upon request of the Required Lenders shall, proceed to protect, exercise, and enforce the Lender Group’s rights and remedies hereunder or under the other Loan Documents, or any other rights and remedies as are provided by law or equity. Agent may determine, in its sole discretion, the order and manner in which Lender’s rights and remedies are to be exercised. All payments received by Agent shall be applied in accordance with Section 2.3(a)(ii).

ARTICLE VIII

EXPENSES AND INDEMNITIES

8.1     Expenses. Irrespective of whether the transactions contemplated hereby are consummated, Borrower agrees to pay on demand by Agent all of the Lender Group Expenses.

8.2     Indemnity. In addition to the payment of expenses pursuant to Section 8.1 hereof, and irrespective of whether the transactions contemplated hereby are consummated, Borrower agrees to indemnify, exonerate, defend, pay, and hold harmless the Agent-Related Persons, and the Lender-Related Persons (collectively the “Indemnitees” and individually as “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigation, administrative, or judicial proceeding, whether such Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of this Agreement or any other Loan Document, the use or intended use of the proceeds of the Loans or the consummation of the transactions contemplated by this Agreement, including any matter relating to or arising out of the filing or recordation of any of the Loan Documents which filing or recordation is done based upon information supplied by Borrower to Agent and its counsel (provided, that the indemnification described herein shall not extend to disputes solely between or among the Lenders that do not involve any acts or omissions of Borrower, it being understood and agreed that the indemnification described herein shall extend to Agent (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand) (the “Indemnified Liabilities”); provided, however, that Borrower shall have no obligation hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Indemnitee or a material breach by such Indemnitee of the express provisions of this Agreement. Each Indemnitee will promptly notify Borrower of each event of which it has knowledge which may give rise to a claim under the indemnification provisions of this Section 8.2. If any investigative, judicial, or administrative proceeding arising from any of the foregoing is brought against any Indemnitee indemnified or intended to be indemnified pursuant to this Section 8.2, Borrower, will resist and defend such action, suit, or proceeding or cause the same to be resisted and defended by counsel designated by Borrower (which counsel shall be reasonably satisfactory to the Indemnitee or intended Indemnitee). Each Indemnitee will use its reasonable efforts to cooperate in the defense of any such action, writ, or proceeding. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The obligations of Borrower under this Section 8.2 shall survive the termination of this Agreement and the discharge of Borrower’s other obligations hereunder.

ARTICLE IX

ASSIGNMENT AND PARTICIPATIONS

9.1     Assignments and Participations.      (a)     Any Lender may assign and delegate to one or more assignees (each an “Assignee”; provided, that none of Borrower, any Guarantor, or any of their respective Affiliates shall be permitted to become an Assignee) approved by Agent and Borrower ((x) such approvals not to be unreasonably withheld, delayed, or conditioned and not to be required in connection with assignments to other Lenders or their Affiliates, and (y) such approval of Borrower not to be required after the occurrence and during the continuance of an Event of Default) all, or any ratable part of all, of the Obligations, the Revolving Credit Facility Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (or the remaining amount of any Lender’s Revolving Credit Facility Commitment, if less); provided, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance, fully executed and delivered by each party thereto, and (iii) the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

(b)     From and after the date that Agent notifies the assigning Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance satisfying clause (a) above and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 8.2 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee; provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Article 10 and Section 11.1 of this Agreement.

(c)     By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)     Immediately upon Agent's receipt of the required processing fee payment and the fully executed Assignment and Acceptance satisfying clause (a) above, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolving Credit Facility Commitments arising therefrom. The Revolving Credit Facility Commitment allocated to each Assignee shall reduce such Revolving Credit Facility Commitments of the assigning Lender pro tanto.

(e)     Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) approved by Borrower (such approval of Borrower (x) not to be unreasonably withheld, delayed, or conditioned and not to be required in connection with participations to another Lender or its Affiliates, and (y) not to be required after the occurrence and during the continuance of an Event of Default) participating interests in its Obligations, the Revolving Credit Facility Commitment~~,~~ and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Revolving Credit Facility Commitments~~,~~ and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, (v) no Lender shall transfer or grant any participating interest to a Direct Competitor without the consent of Borrower (which consent of Borrower shall not be required if an Event of Default has occurred and is continuing), and (vi) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the collections ~~of Borrower or its Subsidiaries~~from the Loan Parties, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f)     In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of Section 11.11, disclose all documents and information which it now or hereafter may have relating to ~~Borrower~~Ultimate Parent and its Subsidiaries and their respective businesses.

(g)     Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 C.F.R. § 203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

9.2     Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 9.1 hereof and, except as expressly required pursuant to Section 9.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

ARTICLE X

AGENT: THE LENDER GROUP

10.1     Appointment and Authorization of Agent. Each Lender hereby designates and appoints CNB as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article X. The provisions of this Article X (other than the proviso to Section 10.11(a)) are solely for the benefit of Agent, and the Lenders, and ~~Borrower~~Ultimate Parent and its Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word “Agent” is for convenience only, that CNB, in its capacity as Agent, is merely the agent of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the collections ~~of Borrower and its Subsidiaries~~from the Loan Parties, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Loans, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the collections ~~of Borrower and its Subsidiaries~~from the Loan Parties as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the collections ~~of Borrower and its Subsidiaries~~from the Loan Parties, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the collections ~~of Borrower and its Subsidiaries~~from the Loan Parties, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

10.2     Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

10.3     Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by ~~Borrower or~~ any ~~Subsidiary~~Loan Party or Affiliate of ~~Borrower~~a Loan Party, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrower or the books or records or properties of any of Borrower’s Subsidiaries or Affiliates.

10.4     Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

10.5     Notice of Unmatured Event of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Unmatured Event of Default or Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Unmatured Event of Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Unmatured Event of Default or Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Unmatured Event of Default or Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Unmatured Event of Default or Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 10.4, Agent shall take such action with respect to such Event of Default as may be requested by the Required Lenders in accordance with Section 7.2; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Unmatured Event of Default or Event of Default as it shall deem advisable.

10.6     Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

10.7     Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the collections ~~of Borrower and its Subsidiaries~~from the Loan Parties received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from the collections ~~of Borrower and its Subsidiaries~~from the Loan Parties received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender’s Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

10.8     Agent in Individual Capacity. CNB and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire ~~equity interests~~Securities in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though CNB were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, CNB or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include CNB in its individual capacity.

10.9     Successor Agent. Agent may resign as Agent upon 45 days notice to the Lenders and Borrower. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrower, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section ~~10~~10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

10.10     Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire ~~equity interests~~Securities in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and any of its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

10.11     Withholding Taxes.

(a)     ~~(d)~~ All payments made by Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, Borrower shall comply with the penultimate sentence of this Section 10.11(a). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 10.11(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, that Borrower shall not be required to increase any such amounts if the increase in such amount payable results from Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Borrower will furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

(b)     ~~(e)~~ If a Lender claims an exemption from United States withholding tax, Lender agrees with and in favor of Agent and Borrower, to deliver to Agent:

(i)     if such Lender claims an exemption from United States withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Borrower (within the meaning of Section 871(h)(3)(B) of the IRC) or (III) a controlled foreign corporation related to Borrower within the meaning of Section 864(d)(4) of the IRC and (B) a properly completed and executed IRS Form W-8BEN, before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower;

(ii)     if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower;

(iii)     if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower; or

(iv)     such other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower.

Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(c)     ~~(f)~~ If a Lender claims an exemption from withholding tax in a jurisdiction other than the United States, Lender agrees with and in favor of Agent and Borrower, to deliver to Agent any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower.

Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d)     ~~(g)~~ If any Lender claims exemption from, or reduction of, withholding tax and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent and Borrower will treat such Lender’s documentation provided pursuant to Sections 10.11(b) or 10.11(c) as no longer valid. With respect to such percentage amount, Lender may provide new documentation, pursuant to Sections 10.11(b) or 10.11(c), if applicable.

(e)     ~~(h)~~ If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (b) or (c) of this Section 10.11 are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(f)     ~~(i)~~ If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of the Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section 10.11, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

(g)     The provisions of this Section 10.11 to the contrary notwithstanding, Borrower shall not be required to indemnify any Lender, or pay any additional amounts to any Lender, in respect of United States Federal withholding tax pursuant to this Section 10.11 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Lender became a party to this Agreement (or, in the case of a Participant, on the date such Participant became a holder of a participation interest with respect to the Obligations or the Revolving Credit Facility Commitment) or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with the provisions of clause (b) above.

10.12     Collateral Matters.

(a)     ~~(j)~~ The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Revolving Credit Facility Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or requested in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which ~~neither Borrower nor any Subsidiary of Borrower~~no Loan Party owned any interest at the time the Agent’s Lien was granted nor at any time thereafter, ~~or~~ (iv) constituting property leased to ~~Borrower or its Subsidiaries~~a Loan Party under a lease that has expired or is terminated in a transaction permitted under this Agreement~~.~~ or (v) constituting property of a Specified Guarantor to the extent required by the last paragraph of Section 6.7. Except as provided above, Agent will not contractually subordinate any of Agent’s Liens, without the prior written authorization of (A) if, with respect to the Collateral, the release or contractual subordination is with respect to all or substantially all of the Collateral, all of the Lenders, or (B) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 10.12; provided, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b)     Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

10.13     Restrictions on Actions by Lenders; Sharing of Payments.

(a)     ~~(k)~~ Each of the Lenders agrees that it shall not, until an Event of Default has occurred and is continuing, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent (which request shall not be made by Agent unless an Event of Default has occurred and is continuing), take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)     If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

10.14     Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the California Uniform Commercial Code, as in effect from time to time, can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

10.15     Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

10.16     Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

10.17     Field Examinations and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

(a)     ~~(l)~~ is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field examination or examination report (each a “Report” and collectively, “Reports”) prepared by Agent, and Agent shall so furnish each Lender with such Reports,

(b)     ~~(m)~~ expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c)     ~~(n)~~ expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower’s personnel,

(d)     ~~(o)~~ agrees to keep all Reports and other material, non-public information regarding ~~Borrower~~Ultimate Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 11.11, and

(e)     ~~(p)~~ without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

10.18     Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Revolving Credit Facility Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Revolving Credit Facility Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 10.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Revolving Credit Facility Commitments, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

10.19     Legal Representation of Agent. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Paul Hastings only has represented and only shall represent CNB in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Paul Hastings does not represent it in connection with any such matters.

10.20     Prohibited Event. In the event a Lender notifies Agent that, subsequent to the Closing Date, such Lender or any of its Affiliates: (i) has become a fiduciary with respect to any ERISA Partner in connection with its investment in Borrower or this transaction, or (ii) has acquired any discretionary authority or control with respect to any ERISA Partner’s investment in Borrower, or renders any investment advice (within the meaning of 29 C.F.R. § 2510.3-21(c) or any successor regulation of the United States Department of Labor under ERISA) with respect to such investment, the parties hereby agree that the event described in clause (i) or (ii) above (the “Prohibited Event”) shall be deemed to have caused a prohibited transaction under Section 406(a) of ERISA or Section 4975(c)(1)(A), (B), (C) or (D) of the IRC, with respect to the transactions described in this Agreement, and the parties to this Agreement shall cooperate with each other to correct such deemed prohibited transaction in accordance with Section 4975(f)(5) of the IRC or otherwise. Notwithstanding anything in this Agreement to the contrary, any such correction shall prevent such Lender from receiving any direct or indirect fees, loan repayments, or any other benefits from such ERISA Partner. If Agent determines at any time in its reasonable discretion that any of the corrections described herein are insufficient to correct any deemed prohibited transaction in accordance with Section 4975(f)(5) of the IRC or otherwise, then the parties shall also cooperate to replace such affected Lender.

ARTICLE XI

MISCELLANEOUS

11.1     No Waivers, Remedies. No failure or delay on the part of Agent or any Lender, or the holder of any interest in this Agreement in exercising any right, power, privilege, or remedy under this Agreement or any of the other Loan Documents shall impair or operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege, or remedy. The waiver of any such right, power, privilege, or remedy with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances. The remedies provided for under this Agreement or the other Loan Documents are cumulative and are not exclusive of any remedies that may be available to Agent or any Lender, or the holder of any interest in this Agreement at law, in equity, or otherwise.

11.2     Waivers and Amendments.

(a)     ~~(q)~~ No amendment, modification, restatement, supplement, termination, or waiver of or to, or consent to any departure from, any provision of this Agreement or the other Loan Documents (other than the Fee Letter), shall be effective unless the same shall be in writing and signed by or on behalf of the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Borrower, do any of the following:

(i)     increase or extend any Commitment of any Lender; provided, that no amendment, modification or waiver of any condition precedent, covenant, Event of Default or Unmatured Event of Default shall constitute an increase in any Commitment of any Lender,

(ii)     postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(iii)     reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.5 (which waiver shall be effective with the written consent of Required Lenders),

(iv)     change the Pro Rata Share that is required to take any action hereunder,

(v)     amend or modify this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(vi)     other than as permitted by Section 10.12, release the Agent’s Lien in and to any of the Collateral,

(vii)     amend Section 9.1(a) to permit Borrower, any Guarantor, or any of their respective Affiliates to be permitted to become an Assignee,

(viii)     change the definition of “Required Lenders” or “Pro Rata Share”, or

(ix)     other than as permitted by Section 10.12, release Borrower from any obligation for the payment of money.

(b)     ~~(r)~~ No amendment, waiver, modification, or consent shall amend, modify, or waive (i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrower (and shall not require the written consent of any of the Lenders), and (ii) any provision of Section 10 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrower, and the Required Lenders.

(c)     ~~(s)~~ No amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

(d)     ~~(t)~~ [Intentionally Omitted].

(e)     ~~(u)~~ If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of one or more other Lenders, (ii) any Lender becomes a Defaulting Lender, (iii) any Lender is unable to make, maintain or fund LIBOR Rate Loans, or (iv) Borrower is required to make additional payments to a Lender or Governmental Authority under Section 10.11 (any such Lender replaced pursuant to this subsection (e) shall be referred to as a “Replaced Lender”); then Agent, upon at least five Business Days prior irrevocable notice to the Replaced Lender, may permanently replace the Replaced Lender with one or more substitute Lenders (each, a “Replacement Lender”), and the Replaced Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Replaced Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Replaced Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Replaced Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Replaced Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Replaced Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Replaced Lender shall be made in accordance with the terms of Section 9.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitment, and the other rights and obligations of the Replaced Lender hereunder and under the other Loan Documents, the Replaced Lender shall remain obligated to make the Replaced Lender’s Pro Rata Share of Loans.

11.3     Notices. All notices, demands, instructions, requests, and other communications required or permitted to be given to, or made upon, any party hereto shall be in writing and (except for financial statements and other related informational documents to be furnished pursuant hereto which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the Person to whom it is to be sent pursuant to the provisions of this Agreement. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.3, notices, demands, requests, instructions, and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective email addresses or telefacsimile numbers) indicated on Exhibit 11.3 attached hereto.

11.4     Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that (i) Borrower may not assign or transfer any interest or rights hereunder without the prior written consent of Agent and the Lenders and any such prohibited assignment or transfer shall be absolutely void, and (ii) Agent may assign and delegate all or any portion of its rights and duties under this Agreement and the other Loan Documents to one or more assignees with the prior written consent (such consent not be unreasonably withheld or delayed) of Borrower; provided, that no consent of Borrower shall be required (1) if an Event of Default has occurred and is continuing.

11.5     Headings. Article and section headings used in this Agreement and the table of contents preceding this Agreement are for convenience of reference only and shall neither constitute a part of this Agreement for any other purpose nor affect the construction of this Agreement.

11.6     Execution in Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

11.7     GOVERNING LAW. EXCEPT AS SPECIFICALLY SET FORTH IN ANY OTHER LOAN DOCUMENT: (A) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF CALIFORNIA; AND (B) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

11.8     JURISDICTION AND VENUE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO AGREE THAT ALL ACTIONS, SUITS, OR PROCEEDINGS ARISING BETWEEN ANY MEMBER OF THE LENDER GROUP, OR BORROWER IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING CREDIT FACILITY NOTE, OR THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. BORROWER AND EACH MEMBER OF THE LENDER GROUP, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.8 AND STIPULATE THAT THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE REVOLVING CREDIT FACILITY NOTE, OR THE OTHER LOAN DOCUMENTS. TO THE EXTENT PERMITTED BY LAW, SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST BORROWER MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS INDICATED ON EXHIBIT 11.3 ATTACHED HERETO.

11.9     WAIVER OF TRIAL BY JURY. BORROWER AND EACH MEMBER OF THE LENDER GROUP, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

11.10     Independence of Covenants. All covenants under this Agreement and other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any one covenant, the fact that it would be permitted by another covenant, shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

11.11     Confidentiality. Agent and Lenders, each individually (and not jointly or jointly and severally) agree that material, non-public information regarding ~~Borrower~~Ultimate Parent and its Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (a) to counsel for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (b) to Subsidiaries and Affiliates of any member of the Lender Group, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 11.11, (c) as may be requested by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (d) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (e) as may be agreed to in advance by ~~Borrower~~Ultimate Parent or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (f) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or any of their respective Subsidiaries or Affiliates), (g) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender’s interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (h) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 11.11 shall survive for 2 years after the payment in full of the obligations of Borrower under this Agreement.

11.12     Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the advice of counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or any Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made. Anything to the contrary contained herein notwithstanding, if Agent or any Lender accepts a guaranty of only a portion of the Obligations pursuant to any guaranty, Borrower hereby waives its right under Section 2822(a) of the California Civil Code or any similar laws of any other applicable jurisdiction to designate the portion of the Obligations satisfied by the applicable guarantor’s partial payment.

11.13     Complete Agreement. This Agreement, together with the exhibits hereto, the Disclosure Statement, and the other Loan Documents is intended by the parties hereto as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter of this Agreement.

11.14     USA PATRIOT Act. Each Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Patriot Act. In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties, and (b) OFAC/PEP searches, and customary individual background checks for the Loan Parties’ senior management and key principals, and Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Group Expenses hereunder and be for the account of Borrower.

11.15     No Novation. This Agreement does not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the obligations or the liens or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement, the other Original Loan Documents or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of Borrower or any Guarantor from any of its obligations or liabilities under the Existing Credit Agreement or any of the security agreements, pledge agreements, mortgages, guaranties or other loan documents executed in connection therewith. Borrower hereby (a) confirms and agrees that each Original Loan Document to which it is a party that is not being amended and restated concurrently herewith is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Closing Date, all references in any such Original Loan Document to “the Credit Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Existing Credit Agreement shall mean the Existing Credit Agreement as amended and restated by this Agreement; and (b) confirms and agrees that to the extent that any such Original Loan Document purports to assign or pledge to Agent or to grant to Agent a security interest in or lien on, any collateral as security for the obligations of Borrower or any other Loan Party, as the case may be, from time to time existing in respect of the Existing Credit Agreement or the Original Loan Document, such pledge or assignment or grant of the security interest or lien is hereby ratified and confirmed in all respects with respect to this Agreement and the Loan Documents.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

JMP GROUP LLC, a Delaware limited liability company

By:
Raymond Jackson
Chief Financial Officer

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

CITY NATIONAL BANK, a national banking association, as Agent and as a Lender

By:
Eric Lo
Vice President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance Agreement

Exhibit C-1	Form of Compliance Certificate

Exhibit R-1	Form of Request for Borrowing

Exhibit R-2	Form of Request for Conversion/Continuation

Exhibit 11.3	Addresses and Information for Notices

Schedule A-1	Agent’s Account

Schedule C-1	Lenders’ Commitments

EXHIBIT B

REAFFIRMATION AND CONSENT

All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in (a) that certain Second Amended and Restated Credit Agreement entered into between JMP HOLDING LLC, formerly known as JMP Group LLC, a Delaware limited liability company (“Borrower”), the lenders from time to time party to the below-defined Credit Agreement (together with their respective successors and assigns, each a “Lender” and collectively, the “Lenders”), and CITY NATIONAL BANK, a national banking association (“CNB”), as the administrative agent for the Lenders, (in such capacity, together with its successors and assigns in such capacity, the “Agent”), dated as of April 30, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (b) that certain Amendment Number One to Second Amended and Restated Credit Agreement, dated as of April 25, 2016 (the “First Amendment”) by and among Borrower, Agent and the Lenders, (c) that certain Amendment Number Two to Second Amended and Restated Credit Agreement, dated as of August 24, 2016 (the “Second Amendment”) by and among Borrower, Agent and the Lenders, (d) that certain Amendment Number Three to Second Amended and Restated Credit Agreement, dated as of May 12, 2017 (“Third Amendment”) by and among Borrower, Agent and the Lenders, (e) that certain Amendment Number Four to Second Amended and Restated Credit Agreement, dated as of August 6, 2018 (the “Fourth Amendment”) by and among Borrower, Agent and Lenders, and (f) that certain Amendment Number Five to Second Amended and Restated Credit Agreement, dated as of July 1, 2019 (the “Amendment”) by and among Borrower, Agent and Lenders. The undersigned hereby (a) represents and warrants to Agent and the Lenders that the execution, delivery, and performance of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the transactions contemplated by the Amendment and by each amendment to any Loan Document executed on or before the date hereof; (c) acknowledges and reaffirms its obligations owing to Agent and the Lenders under any Loan Documents to which it is a party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, each understands that Agent and the Lenders have no obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of California.

[Signature pages to follow.]

IN WITNESS WHEREOF, the undersigned have each caused this Reaffirmation and Consent to be executed as of the date of the Amendment.

HARVEST CAPITAL STRATEGIES LLC,
a Delaware limited liability company

By:
Title:

JMP ASSET MANAGEMENT INC.,
a Delaware limited liability company

By:
Title:

JMP CREDIT ADVISORS LLC,
a Delaware limited liability company

By:
Title:

JMP INVESTMENT HOLDINGS LLC,
a Delaware limited liability company

By:
Title:

JMP ASSET MANAGEMENT LLC,
a Delaware limited liability company

By:
Title:

[SIGNATURE PAGE TO REAFFIRMATION AND CONSENT]

JMP CAPITAL LLC,
a Delaware limited liability company

By:
Title:

JMP CAPITAL I MANAGING MEMBER LLC,
a Delaware limited liability company

By:
Title:

HARVEST CAPITAL STRATEGIES HOLDINGS LLC,
a Delaware limited liability company

By:
Title:

JMP REALTY I LLC,
a Delaware limited liability company

By:
Title:

JMP REALTY II LLC,
a Delaware limited liability company

By:
Title:

JMP GROUP INC.,
a Delaware corporation

By:
Title:

[SIGNATURE PAGE TO REAFFIRMATION AND CONSENT]

EXHIBIT C-1

(attached)

EXHIBIT C-1

FORM OF COMPLIANCE CERTIFICATE

[on JMP Group letterhead]

To:     City National Bank, as Agent

555 South Flower Street, 24th Floor

Los Angeles, California 90071

Attn: Eric Lo

Re:     Compliance Certificate dated

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of April 30, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among JMP HOLDING LLC, formerly known as JMP Group LLC, a Delaware limited liability company (“Borrower”), the lenders identified on the signature pages thereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and CITY NATIONAL BANK, a national banking association, as administrative agent for the Lenders and the Bank Product Providers (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”) and as lead arranger. Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

The undersigned officer of Ultimate Parent, not in his/her individual capacity but solely in his/her capacity as an officer of Ultimate Parent, hereby certifies that:

1.     The financial statements of Ultimate Parent and its Subsidiaries furnished in Schedule 1 attached hereto (the “Financial Statements”), have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Ultimate Parent and its Subsidiaries as of the dates and for the periods covered by such financial statements.

2.     Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review of the activities of Ultimate Parent and its Subsidiaries during the accounting period covered by the Financial Statements, with a view to determining whether the Loan Parties have fulfilled all of their respective obligations under the Loan Documents.

3.     Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes an Unmatured Event of Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and the actions Ultimate Parent and its Subsidiaries have taken, are taking, or propose to take with respect thereto.

4.     Without limiting the generality of the foregoing, except for such conditions or events listed on Schedule 2 attached hereto, Borrower is in compliance with the covenants contained in Section 6.14 of the Credit Agreement as demonstrated on Schedule 3 hereof as of the end of the period specified in Schedule 3 hereof and as supported by reasonably detailed calculations set forth on Schedule 3A hereof.

5.     Attached hereto on Schedule 4 is a description of all material Contingent Obligations of Ultimate Parent and its Subsidiaries that could reasonably be expected to result in payments (individually or in the aggregate) of greater than $5,000,000.

6.     Except as set forth on Schedule 5 hereto, the Loan Parties have negotiated all transactions described in Section 6.8, other than transactions in de minimis amounts, in good faith and on an arm’s length basis.

7.     Attached hereto on Schedule 6 is a list of each Subsidiary formed or acquired by Ultimate Parent or its Subsidiaries that Borrower elects to designate as an Excluded Subsidiary.

[Signature page follows.]

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned officer of Ultimate Parent, not in his/her individual capacity but solely in his/her capacity as an officer of Ultimate Parent, this _____ day of _____________, _____.

JMP HOLDING LLC, formerly known as JMP Group LLC,
a Delaware limited liability company, as Ultimate Parent

By:
Name:
Title:

SCHEDULE 1

Financial Statements

SCHEDULE 2

Unmatured Event of Default or Event of Default

SCHEDULE 3

Financial Covenants

1.

Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, measured as of the last day of the Ultimate Parent’s fiscal quarter ending _________ __, ____ is _____:1:00, which Fixed Charge Coverage Ratio [is/is not] greater than or equal to the Fixed Charge Coverage Ratio required by Section 6.14(a) of the Credit Agreement.

2.

Maximum Senior Leverage Ratio. The Senior Leverage Ratio, measured as of the last day of the Ultimate Parent’s fiscal quarter ending _________ __, ____ is ____:1.00, which Senior Leverage Ratio [is/is not] less than or equal to the Senior Leverage Ratio permitted by Section 6.14(b) of the Credit Agreement.

3.

Minimum Liquidity to Debt Service Ratio. The Liquidity to Debt Service Ratio, measured as of the last day of the Ultimate Parent’s fiscal quarter ending _________ __, ____ is ____:1.00, which ratio [is/is not] greater than or equal to the Liquidity to Debt Service Ratio required by Section 6.14(c) of the Credit Agreement.

4.

Minimum Net Asset Value. Net Asset Value measured as of the last day of the fiscal quarter ending _________ __, ____ is $_____________. Total Funded Debt measured as of the last day of the fiscal quarter ending _________ __, ____ is $_______. The ratio of Net Asset Value to Total Funded Debt is ____:1.00, which ratio [is/is not] greater than or equal to the ratio required by Section 6.14(d) of the Credit Agreement.

SCHEDULE 3A

Financial Covenant Calculations

SCHEDULE 4

Contingent Obligations

SCHEDULE 5

Non-Arm’s Length Transactions

SCHEDULE 6

New Subsidiary Designated as “Excluded Subsidiary”

[Insert Name, if any]

Agent hereby [accepts/objects to] Borrower’s election to designate [Insert name of Subsidiary] as an Excluded Subsidiary.

Date: ____________	CITY NATIONAL BANK,
a national banking association, as Agent

By:
Name:
Title: